                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                    First Federal Banc of the Southwest, Inc.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          Common

     2)   Aggregate number of securities to which transaction applies:

          3,998,053

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $24.14

     4)   Proposed maximum aggregate value of transaction:

          $96,512,999.42

     5)   Total fee paid:

          $19,303


[X]  Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

            [Letterhead of First Federal Banc of the Southwest, Inc.]

________ __, 2006

Dear Fellow Stockholder:


     We cordially invite you to attend a special meeting of stockholders of First Federal Banc of the Southwest, Inc. The meeting will be held at our main office located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, on ________ __, 2007, at _:__ _.m., local time.



     On October 10, 2006, First Federal Banc of the Southwest, Inc. agreed to be acquired by Washington Federal, Inc. If the acquisition is completed, you will receive a cash payment of $24.14 for each share of First Federal Banc of the Southwest, Inc. common stock that you own. On October 9, 2006, the last trading day prior to the public announcement of the acquisition, the closing price of First Federal Banc of the Southwest, Inc.'s common stock was $16.99. Upon completion of the acquisition you will no longer own any stock or have any interest in First Federal Banc of the Southwest, Inc.


     At the special meeting, you will be asked to approve the Agreement and Plan of Reorganization (the "Agreement") dated as of October 10, 2006. A majority of the votes entitled to be cast at the special meeting must vote for approval and adoption of the Agreement for the acquisition to be completed. If the Agreement is approved, and all other conditions described in the Agreement have been met or waived, the acquisition is expected to occur during the first quarter of calendar 2007.

     Your exchange of shares of First Federal Banc of the Southwest, Inc. common stock for cash generally will cause you to recognize income for federal, and possibly state and local, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the acquisition to you.

     Your Board of Directors believes that the acquisition is in the best interests of First Federal Banc of the Southwest, Inc.'s stockholders and recommends that you vote "FOR" approval of the Agreement. Your Board of Directors has received the written opinion of its financial advisor, Baxter Fentriss and Company, that the consideration to be received by First Federal Banc of the Southwest, Inc.'s stockholders in the acquisition is fair from a financial point of view.

     This proxy statement provides you with detailed information about the proposed acquisition and includes a complete copy of the Agreement as Appendix
A. We urge you to read the enclosed materials carefully.

     It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

     On behalf of the Board of Directors, we thank you for your prompt attention to this important matter.

Sincerely,

     --------------------------            -------------------------------------
     Edward K. David                       Aubrey L. Dunn, Jr.
     Chairman of the Board                 President and Chief Executive Officer

     This proxy statement is dated ________ __, 2006 and is first being mailed to stockholders on or about ________ __, 2006.

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                          300 NORTH PENNSYLVANIA AVENUE
                            ROSWELL, NEW MEXICO 88201
                                 (505) 622-6201


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON ________ __, 2007

     Notice is hereby given that a special meeting of stockholders of First Federal Banc of the Southwest, Inc. will be held at our main office located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, on ________ __, 2007, commencing at _:__ _.m., local time, and thereafter as it may from time to time be adjourned.


     A proxy card and a proxy statement for the special meeting are enclosed. The meeting is being held for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of October 10, 2006 (the "Agreement") by and between Washington Federal, Inc., Washington Federal Acquisition, Inc. and First Federal Banc of the Southwest, Inc., pursuant to which a newly incorporated subsidiary of Washington Federal, Inc. will merge with and into First Federal Banc of the Southwest, Inc. and each of the outstanding shares of First Federal Banc of the Southwest, Inc. common stock will be converted into the right to receive $24.14 in cash, as more fully described in the accompanying proxy statement;

     2. To consider and vote upon a proposal to adjourn the special meeting of stockholders if necessary to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Agreement; and

     3. To transact such other business as properly may come before the meeting and any adjournment or adjournments. We are not aware of any other business to come before the special meeting.

     You can vote at the special meeting if you owned First Federal Banc of the Southwest, Inc. common stock at the close of business on ______ __, 2006. A complete list of stockholders entitled to vote at the special meeting will be available at the corporate offices of First Federal Banc of the Southwest, Inc. during the ten days prior to the special meeting and at the special meeting.

     As a stockholder of First Federal Banc of the Southwest, Inc., you have the right to dissent from the proposed acquisition and obtain an appraisal of the fair value of your shares of First Federal Banc of the Southwest, Inc. common stock under applicable provisions of Delaware law. In order to perfect dissenters' rights, you must not vote in favor of the acquisition and must comply with the requirements of Delaware law. A copy of the Delaware statutory provisions regarding dissenters' rights is provided as Appendix C to the accompanying proxy statement and a summary of these provisions can be found under the caption "Rights of Dissenting Stockholders" beginning on page 23.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

                                         By Order of the Board of Directors


                                         ---------------------------------------
                                         Aubrey L. Dunn, Jr.
                                         President and Chief Executive Officer

Roswell, New Mexico
________ __, 2006

--------------------------------------------------------------------------------
Important: The prompt return of proxies will save First Federal Banc of the Southwest, Inc. the expense of further requests for proxies to ensure a quorum at the meeting. Please complete, sign and date the enclosed proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.
--------------------------------------------------------------------------------

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING...      1
SUMMARY TERM SHEET......................................................      2
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA..........................      4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.............      6
THE SPECIAL MEETING.....................................................      7
   Place, Date and Time.................................................      7
   Purpose of the Meeting...............................................      7
   How To Vote..........................................................      7
   Record Date; Vote Required...........................................      7
   Beneficial Ownership of FFSW Common Stock............................      8
   Proxies; Revocation..................................................      8
   Attending the FFSW Special Meeting...................................      9
   Recommendation of the Board of Directors of FFSW.....................      9
MARKET PRICE AND DIVIDEND DATA FOR FFSW COMMON STOCK....................     10
PROPOSAL I - APPROVAL OF THE AGREEMENT..................................     10
   General..............................................................     10
   The Parties..........................................................     11
   Background of the Agreement..........................................     11
   FFSW's Reasons for the Acquisition and Recommendation of the
      Board of Directors................................................     13
   Opinion of FFSW's Financial Advisor..................................     15
   Surrender of Certificates............................................     22
   Material Federal Income Tax Consequences.............................     23
   Rights of Dissenting Stockholders....................................     23
   Financial Interests of Directors and Executive Officers in
      the Acquisition...................................................     26
   Regulatory Approvals.................................................     27
   Accounting Treatment.................................................     28
   Terms of the Merger..................................................     28
   When the Acquisition Will Be Completed...............................     29
   Conditions to the Acquisition........................................     29
   Conduct of Business Pending the Acquisition..........................     30
   Agreement Not to Solicit Other Offers................................     33
   Employee Matters.....................................................     34
   Representations and Warranties in the Agreement......................     35
   Termination of the Agreement.........................................     37
   Termination Fees.....................................................     38
   Fees and Expenses....................................................     39
   Waiver and Amendment of the Agreement................................     39
OWNERSHIP OF FFSW COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT........................................................     40
PROPOSAL II--ADJOURNMENT OF THE SPECIAL MEETING.........................     41
OTHER MATTERS...........................................................     41
STOCKHOLDER PROPOSALS...................................................     41
WHERE YOU CAN FIND MORE INFORMATION.....................................     41

Appendix A - Agreement and Plan of Reorganization (excluding certain exhibits)
Appendix B - Opinion of Baxter Fentriss and Company
Appendix C - Dissenters' Rights Under Section 262 of the Delaware
             General Corporation Law

                              QUESTIONS AND ANSWERS
                 ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:   WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement, including the appendices, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

     Please note that if you wish to perfect your dissenters' rights of appraisal you must comply with the procedures described in this proxy statement and Appendix C. These procedures include advising First Federal Banc of the Southwest, Inc. prior to the special meeting of your intention to dissent and seek appraisal of your shares.

Q:   WHY IS MY VOTE IMPORTANT?

A: Holders of a majority of the votes entitled to be cast at the special meeting must vote in favor of the Agreement in order for it to be approved and allow the acquisition to be completed. If you do not return your proxy card or vote in person at the special meeting, it will have the same effect as a vote against the acquisition.

Q: IF MY BROKER HOLDS MY SHARES IN STREET NAME, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q:   WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: If you fail to instruct your broker to vote your shares, it will have the same effect as a vote against the Agreement.

Q:   CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

A: Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q:   CAN I CHANGE MY VOTE?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

     o First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

     o Second, you may complete and submit a new proxy card. Any earlier dated proxies will be revoked automatically.

     o Third, you may attend the special meeting and vote in person. Any earlier dated proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

     If you have directed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or nominee to change your vote.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Instructions for surrendering your First Federal Banc of the Southwest, Inc. stock certificates in exchange for the cash purchase price will be sent to you later. Please do not send any stock certificates with your proxy.


Q: WHEN WILL TRADING IN FIRST FEDERAL BANC OF THE SOUTHWEST, INC.'S COMMON STOCK STOP?

A: Trading in our common stock will stop at the completion of the acquisition, which is expected to be completed during the first quarter of 2007. Until the acquisition is completed, trading in the shares of First Federal Banc of the Southwest, Inc. common stock will continue on the Nasdaq Capital Market.


Q:   WHO SHOULD I CALL WITH QUESTIONS?

A: You should call our Corporate Secretary at (505) 622-6201. If your broker holds your shares, you should also call your broker for additional information.

                               SUMMARY TERM SHEET


     This is a summary of the material terms of the transaction between First Federal Banc of the Southwest, Inc. ("FFSW") and Washington Federal, Inc. ("Washington Federal"). It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the Agreement and Plan of Reorganization (the "Agreement"), to fully understand the acquisition.


     o Pursuant to the Agreement, Washington Federal will acquire FFSW. This will be accomplished through a series of transactions as set forth under the caption "Proposal I - Approval of the Agreement - General" on page 10.

     o If the acquisition occurs, each stockholder of FFSW will receive, for each share he or she owns, cash equal to $24.14 per share. See the discussion under the caption "Proposal I - Approval of the Agreement - Terms of the Merger" beginning at page 28 for more information.

     o The acquisition cannot occur unless FFSW's stockholders approve the acquisition by a majority of the votes entitled to be cast at the special meeting and all regulatory approvals necessary to complete the acquisition are obtained. See the discussion under the caption "Proposal I - Approval of the Agreement - Conditions to the Acquisition" beginning at page 29 for more information.

     o The Board of Directors of FFSW has approved the acquisition and recommends that FFSW's stockholders vote in favor of it. All of our directors but Director Kauzlaric, and all of the executive officers of FFSW have entered into letter agreements to vote their shares of common stock "FOR" Proposal I. Collectively, these individuals will vote approximately ___% of the shares outstanding and entitled to vote on Proposal I. See the discussion under the caption "Proposal I - Approval of the Agreement - FFSW's Reasons for the Acquisition and Recommendation of the Board of Directors" beginning at page 14 for more information. In deciding to enter into the Agreement, the Board considered a variety of factors including:

          o    the current business operations and financial condition of FFSW;

          o    the ability to grow FFSW;

          o the compatibility of the FFSW franchise and Washington Federal franchise;

          o the trading market of FFSW's common stock if it were to remain independent;

          o    the amount and form of merger consideration; and

          o    the ability of Washington Federal to obtain regulatory approval.

     o Baxter Fentriss and Company, our financial advisor, has issued an opinion that the price that will be paid to FFSW's stockholders is fair from a financial point of view. See the discussion under the caption "Proposal I - Approval of the Agreement - Opinion of FFSW's Financial Advisor" beginning at page 15 for more information.

     o FFSW has agreed to pay Washington Federal a termination fee of $5.0 million if FFSW terminates the Agreement in order to accept a superior acquisition proposal or in certain other circumstances. See the discussion under the caption "Proposal I - Approval of the Agreement - Termination of the Agreement" beginning at page 36 for more information.

     o FFSW has agreed that it will not seek or encourage a competing transaction to acquire FFSW, except in very limited situations in which an unsolicited offer is made. See the discussion under the caption "Proposal I - Approval of the Agreement - Agreement Not to Solicit Other Offers" beginning at page 33 for more information.

     o Our directors and executive officers have interests in the acquisition as individuals in addition to, or different from, their interests as stockholders, such as receiving severance payments, indemnification and insurance coverage, and other benefits. Our executive officers will receive a total of $1.9 million in severance and gross-up payments under their employment agreements. In addition, Aubrey L. Dunn, Jr. will receive a lump sum payment under his Non-Compete and Non-Solicitation Agreement of $650,000. Our executive officers and directors will receive an aggregate of $2.2 million in cash upon the cancellation of their outstanding options, with respect to which approximately 45.6% is the result of accelerated vesting of options on a change in control. In addition, the executive officers and directors as a group will receive approximately $42.8 million in merger consideration in exchange for the shares of FFSW common stock they individually own. See the discussion under the caption "Proposal I - Approval of The Agreement - Financial Interests of Directors and Officers in the Acquisition" beginning at page 26 for more information. Washington Federal also agreed to indemnify and hold harmless all past and present officers and directors of FFSW and our subsidiaries in their capacities as such against all losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement to the fullest extent such persons would be entitled to indemnification under our certificate of incorporation and bylaws, or any other agreements, arrangements or understandings providing for indemnification, as in effect on the date of the Agreement.


     o Under Delaware law, you have the right to exercise appraisal rights in connection with the acquisition. This means that if you comply with the procedures for perfecting appraisal rights under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive a cash payment based on that valuation instead of the consideration to be paid in the acquisition. To exercise your appraisal rights, you must deliver a written demand for appraisal to FFSW, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, Attn: Corporate Secretary, before the vote on the Agreement at the special meeting and you must not vote in favor of the adoption of the Agreement. You must also continuously hold your shares from the time you demand your appraisal rights through the effective time of the acquisition, and you must file a petition in the Delaware Court of Chancery within 120 days after the effective time of the acquisition. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. For additional information, see the discussion under the caption "Proposal I - Approval of the Agreement - Rights of Dissenting Stockholders" beginning at page 10, and the relevant provisions of Delaware law attached to this proxy statement as Appendix C.

     o The receipt of cash in the acquisition by holders of our common stock will be a taxable transaction for federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). The cash consideration will be taxable to you when received or accrued, in accordance with your regular method of income tax accounting. For additional information, see the discussion under the caption "Proposal I - Approval of the Agreement - Material Federal Income Tax Consequences" beginning at page ___ for more information. We urge you to consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the acquisition.

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following tables set forth historical consolidated financial data for FFSW. The annual historical financial condition and operating data are derived from FFSW's consolidated financial statements audited by its independent accountants.

                                     AT OR FOR THE NINE
                                        MONTHS ENDED                   AT OR FOR THE YEARS ENDED
                                          JUNE 30,                           SEPTEMBER 30,
                                    -------------------   ----------------------------------------------------
                                      2006       2005       2005       2004       2003       2002       2001
                                    --------   --------   --------   --------   --------   --------   --------
                                                                  (IN THOUSANDS)
SELECTED FINANCIAL CONDITION
DATA:
Total assets.....................   $562,286   $563,852   $549,942   $348,055   $359,185   $325,361   $289,219
Loans receivable, net............    412,523    413,188    412,073    251,662    250,894    251,388    227,575
Loans held-for-sale..............      4,221      1,721      2,892      1,777      4,043      3,466      1,032
Investment securities............     53,154     76,854     67,034     41,748     49,726     24,050     22,135
Interest-earning deposits........     47,440     25,709     26,185     27,944     33,398     26,722     20,441
Deposits.........................    392,161    388,019    377,715    254,393    263,441    255,763    238,567
Borrowings.......................    102,697    107,768    107,991     57,329     61,509     37,655     20,760
Stockholders' equity.............     52,532     48,230     49,209     33,992     31,953     30,008     27,601

SELECTED OPERATING DATA:
Interest income..................     26,631     15,405   $ 23,870   $ 18,771   $ 20,829   $ 21,016   $ 22,544
Interest expense.................      9,130      4,602      7,212      5,680      6,505      7,225     10,870
                                    --------   --------   --------   --------   --------   --------   --------
   Net interest income...........     17,501     10,803     16,658     13,091     14,324     13,791     11,674
Provision (benefit) for loan
  losses.........................       (422)        --          6       (198)        91        358        213
                                    --------   --------   --------   --------   --------   --------   --------
   Net interest income after
      provision for loan losses..     17,923     10,803     16,652     13,289     14,233     13,433     11,461
Other income.....................      1,900      1,444      2,138      1,937      2,432      1,489      1,114
Other expense ...................     12,848      8,286     12,638     10,258     10,873      9,776      8,395
                                    --------   --------   --------   --------   --------   --------   --------
Income before income tax
   expense.......................      6,975      3,961      6,152      4,968      5,792      5,146      4,180
Income tax expense...............      2,838      1,599      2,497      1,911      2,222      2,004      1,669
                                    --------   --------   --------   --------   --------   --------   --------
   Net income....................   $  4,137   $  2,362   $  3,655   $  3,057   $  3,570   $  3,142   $  2,511
                                    ========   ========   ========   ========   ========   ========   ========

                                           AT OR FOR THE NINE
                                             MONTHS ENDED                AT OR FOR THE YEARS ENDED
                                                JUNE 30,                       SEPTEMBER 30,
                                           ------------------   ------------------------------------------
                                             2006      2005      2005     2004     2003     2002     2001
                                           -------   -------    ------   ------   ------   ------   ------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL RATIOS AND OTHER
DATA:
PERFORMANCE RATIOS:
Return on assets (ratio of net
   income to average total assets) ....        1.0%      0.8%      0.8%     0.9%     1.0%     1.0%     0.9%
Return on equity (ratio of net
   income to average equity) ..........       10.8%      8.6%      8.9%    10.7%    13.1%    11.8%     9.8%
Average interest rate spread (1) ......        3.7%      3.4%      2.8%     3.3%     3.5%     4.0%     4.1%
Net interest margin (2) ...............        4.1%      3.7%      4.2%     4.0%     4.3%     4.7%     4.4%
Efficiency ratio (3) ..................       66.2%     67.7%     67.3%    67.4%    65.2%    65.5%    66.8%
Non-interest expense to average
   total assets .......................        3.1%      2.9%      2.8%     2.9%     3.1%     3.2%     3.0%
Dividend payout ratio .................       20.2%     12.5%     20.6%    19.5%    26.1%    22.6%    17.7%
Average interest-earning assets to
   average interest-bearing
   liabilities ........................      118.8%    116.4%    117.0%   115.5%   114.1%   113.1%   111.6%

ASSET QUALITY RATIOS:
Non-performing assets to total
   assets .............................        0.2%      0.3%      0.3%     0.1%     0.3%     0.4%     0.4%
Non-performing loans to total loans ...        0.4%      0.3%      0.4%     0.2%     0.4%     0.3%     0.3%
Allowance for loan losses to
   non-performing loans ...............      212.8%   290.23%    242.6%   455.1%   269.4%   279.5%   291.2%
Allowance for loan losses to total
   loans ..............................        0.8%      0.9%      0.9%     0.9%     1.0%     1.0%     1.0%
Allowance for loan losses to gross
   loans ..............................        0.8%      0.9%      0.9%     0.9%     1.0%     1.0%     1.0%

CAPITAL RATIOS:
Equity to total assets at end of
   period .............................        9.3%      8.6%      8.7%     9.8%     8.9%     9.2%     9.5%
Average equity to average assets ......        9.3%      9.7%      9.2%     8.0%    7.90%     8.7%     9.2%
Risk-based capital ratio (bank only) ..       15.1%     14.8%     14.0%    14.8%    13.4%    14.2%    14.8%

OTHER DATA:
Number of full service offices ........         13        12        12       10       10       10        9

EARNINGS PER SHARE:
Basic .................................     $ 1.04   $  0.72    $ 1.07   $ 0.96   $ 1.10   $ 0.97   $ 0.78
Diluted ...............................     $ 1.03   $  0.68    $ 1.05   $ 0.96   $ 1.10   $ 0.97   $ 0.78

Dividends declared per share ..........     $ 0.21   $  0.09    $ 0.21   $ 0.19   $ 0.29   $ 0.22   $ 0.14

----------
(1) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This proxy statement, and the documents which we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of FFSW, the expected completion and timing of the acquisition and other information relating to the acquisition. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet" and "Proposal I- Approval of the Agreement," and in statements containing the words "believes," "plans," "expects," "anticipates," "intends," "estimates" or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect management's current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of FFSW. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

     o difficulties in obtaining required stockholder and regulatory approvals of the acquisition;

     o increases in competitive pressure among financial institutions or from non-financial institutions;

     o    changes in the interest rate environment;

     o    changes in deposit flows, loan demand or real estate values;

     o    changes in accounting principles, policies or guidelines;

     o    legislative or regulatory changes;

     o changes in general economic conditions or conditions in securities markets or the banking industry;

     o materially adverse changes in the financial condition of FFSW or Washington Federal;

     o    difficulties related to the completion of the acquisition; and

     o other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the acquisition or other matters addressed in this document and attributable to FFSW or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, FFSW undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                               THE SPECIAL MEETING

PLACE, DATE AND TIME


     The special meeting will be held at our main office located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, on ________ __, 2007, commencing at _:__ _.m., local time.


PURPOSE OF THE MEETING

     At the special meeting, or any adjournment or postponement thereof, our stockholders will be asked to approve the Agreement. Our stockholders also may consider and vote upon such other matters as are properly brought before the special meeting. As of the date hereof, we know of no business that will be presented for consideration at the special meeting, other than the matters described in this proxy statement.

HOW TO VOTE

     In order to vote your shares by mail, mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by FFSW will be voted in accordance with the instructions marked on the proxy card. IF YOU RETURN AN EXECUTED PROXY CARD WITHOUT MARKING YOUR INSTRUCTIONS, YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE PROPOSALS IDENTIFIED IN THE PRECEDING NOTICE OF SPECIAL MEETING OF STOCKHOLDERS. RETURNING A PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

     Alternatively, you may attend the special meeting and vote in person. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED AN ASSIGNMENT OF VOTING RIGHTS OR A PROXY FROM YOUR STOCKHOLDER OF RECORD TO VOTE PERSONALLY AT THE SPECIAL MEETING.

RECORD DATE; VOTE REQUIRED


     Only our stockholders of record at the close of business on ______ __, 2007 (the "Record Date") are entitled to notice of and to vote at the special meeting. As of the Record Date, there were __________ shares of our common stock outstanding and entitled to vote at the special meeting.


     At the special meeting our stockholders will be entitled to cast one vote per share of common stock owned on the Record Date. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum.

     The affirmative vote of the holders of a majority of the votes entitled to be cast at the special meeting is required for approval of the Agreement. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" approval of the Agreement. Holders of at least a majority of our common stock present in person or by proxy at the special meeting must vote in favor of the proposal to adjourn the special meeting.

     If your shares are held in "street name" by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, contact your broker, bank or other nominee and he or she can give you directions on how to vote your shares. Under NYSE rules as applied to Nasdaq listed companies, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the acquisition proposal and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the adoption of the Agreement (i.e., "broker non-votes"). Shares of

FFSW common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions.

     Approval of the Agreement by our stockholders is a condition to completion of the acquisition. See "Proposal I--Approval of the Agreement--Conditions to the Acquisition."

BENEFICIAL OWNERSHIP OF FFSW COMMON STOCK

     As of the Record Date, our directors and executive officers and their affiliates beneficially owned in the aggregate _________ shares of our common stock, excluding stock options, or ___% of our outstanding shares of common stock entitled to vote at the special meeting. All of the directors but Director Kavzlaric, and all of the executive officers of FFSW have entered into agreements to vote all shares of common stock beneficially owned by them in favor of approval of the Agreement and the transactions contemplated thereby. As such, ____shares of common stock held by our officers and directors will be voted in favor of the proposal to approve the Agreement. As of the Record Date, neither Washington Federal, nor any of the directors or executive officers of Washington Federal, beneficially owned any shares of FFSW common stock.

PROXIES; REVOCATION

     Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the Agreement and "FOR" the proposal to adjourn if necessary. However, no proxy voted against the proposal to approve the Agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the Agreement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted in the following manner: (i) by delivering to the Secretary of FFSW, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a later-dated proxy relating to the same shares of common stock and delivering it to the Secretary at or before the special meeting, or (iii) by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

     Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

                  First Federal Banc of the Southwest, Inc.
                  300 North Pennsylvania Avenue
                  Roswell, New Mexico 88201
                  Attention: George A. Rosenbaum, Jr., Corporate Secretary

     If you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change those instructions.

     If any other matters are properly presented at the special meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. FFSW does not know of any other matters to be presented at the special meeting.

     FFSW will bear the cost of solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners.

     You are requested to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid envelope.

     You should not forward stock certificates with your proxy cards.

ATTENDING THE FFSW SPECIAL MEETING

     If you want to vote your shares of FFSW common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FFSW

     The Board of Directors of FFSW have considered each of the proposals set forth in this proxy statement and recommends that you vote "FOR" each of the proposals.

              MARKET PRICE AND DIVIDEND DATA FOR FFSW COMMON STOCK

     FFSW's common stock is quoted on the Nasdaq Capital Market under the symbol "FFSW." The following table shows the high and low prices per share for FFSW common stock as reported on the Nasdaq Capital Market and the cash dividends declared by FFSW for the periods indicated.

     Fiscal Year Ended September 30, 2005         High       Low       Dividends/Share
     -----------------------------------------   ------     ------     ---------------
     First Quarter (1)                              (1)        (1)         $0.0375
     Second Quarter                              $11.25     $11.25         $  0.05
     Third Quarter                               $20.00     $14.00         $  0.05
     Fourth Quarter                              $16.71     $14.30         $  0.07

     Fiscal Year Ended September 30, 2006         High       Low       Dividends/Share
     -----------------------------------------   ------     ------     ---------------
     First Quarter                               $15.51     $15.01         $0.07
     Second Quarter                              $16.75     $14.83         $0.07
     Third Quarter                               $16.00     $14.95         $0.07
     Fourth Quarter                              $16.00     $15.09         $0.07

     Fiscal Year Ended September 30, 2007         High        Low      Dividends/Share
     -----------------------------------------   ------     ------     ---------------
     First Quarter (through November 4, 2006)    $24.00     $15.97           $--

----------
(1)  No trading data was available for the period indicated

     On October 9, 2006, the last trading day prior to the public announcement that Washington Federal and FFSW had entered into the Agreement, the closing price of FFSW common stock was $16.99 per share. On ______ __, 2006, which is the last practicable date prior to the printing of this proxy statement, the closing price of FFSW common stock was $_____ per share.

     As of the Record Date, there were approximately _____ holders of record of FFSW common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or "street" name through brokerage firms.

--------------------------------------------------------------------------------
                     PROPOSAL I - APPROVAL OF THE AGREEMENT
--------------------------------------------------------------------------------

     The information in this proxy statement concerning the terms of the acquisition is qualified in its entirety by reference to the full text of the Agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the Agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B. All information contained in this proxy statement with respect to Washington Federal and its subsidiaries has been supplied by Washington Federal for inclusion herein and has not been independently verified by FFSW.

GENERAL

     As soon as possible after the conditions to consummation of the acquisition described below have been satisfied or waived, and unless the Agreement has been terminated as discussed below, FFSW and Washington Federal Acquisition, Inc., a Delaware subsidiary corporation of Washington Federal, will merge in accordance with Delaware law, with FFSW surviving as a subsidiary of Washington Federal. Immediately after the acquisition, FFSW, as the surviving corporation, will be merged and liquidated into Washington Federal. Upon the effectiveness of the merger and liquidation, FFSW's subsidiary, First Federal Bank, will merge with and into Washington Federal's subsidiary, Washington Federal Savings and Loan Association. Washington Federal Savings and Loan Association will be the surviving bank.

     Upon completion of the acquisition, our stockholders will be entitled to receive $24.14 in cash for each of their shares of FFSW common stock and shall cease to be stockholders of FFSW.

THE PARTIES

     WASHINGTON FEDERAL, INC. Washington Federal is a Washington corporation organized in 1995 and serves as the holding company of its only subsidiary, Washington Federal Savings and Loan Association. Washington Federal, as a savings and loan holding company, is subject to supervision and examination by the Office of Thrift Supervision. Washington Federal's executive offices are located at 425 Pike Street, Seattle, Washington, 98101. At September 30, 2006, Washington Federal had assets exceeding $9.0 billion.

     WASHINGTON FEDERAL SAVINGS AND LOAN ASSOCIATION. Washington Federal Savings and Loan Association is a federally chartered stock savings and loan association subject to supervision and examination by the Office of Thrift Supervision. The deposits of Washington Federal Savings and Loan Association are insured by the Federal Deposit Insurance Corporation ("FDIC"). Washington Federal Savings and Loan Association began serving the customers of Washington in 1917. Washington Federal Savings and Loan Association operates 123 full service branches throughout Washington, Oregon, Idaho, Arizona, Utah, Nevada and Texas.

     WASHINGTON FEDERAL ACQUISITION, INC. Washington Federal formed Washington Federal Acquisition, Inc. solely for the purpose of merging with and into FFSW.

     FIRST FEDERAL BANC OF THE SOUTHWEST, INC. In August 1998, FFSW was formed to be the holding company for First Federal Bank. At September 30, 2006, FFSW had $___ million of assets and stockholders' equity of $___ million. FFSW derives its revenues primarily from the operations of First Federal Bank in the form of distributions from First Federal Bank to First Federal. The executive offices of FFSW are located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, and its telephone number at that address is (505) 622-6201. As a savings and loan holding company, FFSW is subject to regulation by the Office of Thrift Supervision.

     FIRST FEDERAL BANK. First Federal Bank is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses through 15 banking offices and 17 ATMs throughout Bernalillo, Chaves, Eddy, Dona Ana, McKinley, Lincoln, Otero and San Juan Counties, New Mexico and El Paso County, Texas. Originally organized in 1920 as a mutual savings association, First Federal Bank converted to the stock form of ownership in 1979.

BACKGROUND OF THE AGREEMENT

     The Board of Directors of FFSW has periodically discussed and reviewed with management the business, strategic direction, performance and prospects of FFSW in the context of the current and prospective business, economic and regulatory environment, and FFSW's size and resources relative to its competitors. The Board of Directors has at times also discussed with management various potential strategic options, including strategies to increase and diversify FFSW's business and facilitate a liquid trading market in its stock. As a result of the Board's ongoing evaluation of the best use of FFSW's capital, the Board employed a variety of strategies to enhance the FFSW franchise and create value for stockholders, including the acquisition of GFSB Bancorp, Inc. in 2005, selective de novo branching in New Mexico, and the decision to become a public reporting company with its common stock traded on the Nasdaq Capital Market.


     When FFSW's common stock began trading on the Nasdaq Capital Market in 2005, it was hoped that an active market for the stock would develop. However, an active trading market did not develop and some stockholders, including certain directors of FFSW, expressed an interest in being able to sell all or a portion of their shares. At a meeting held on November 16, 2005, FFSW's Board of Directors formed a Strategic Planning Committee composed of all of the members of FFSW's Board of Directors, except for Directors Kay McMillan, Michael McMillan and James Paul. The purpose of the Strategic Planning Committee was to explore the means by which stockholders and certain directors could sell their shares of common stock in First Federal given the limited trading market for the common stock. In this regard, the Strategic Planning Committee interviewed three investment banking firms that could provide a valuation of shares held by large shareholders, including Director Kay McMillan's shares. On December 16, 2005, each investment banking firm made a presentation to the Strategic Planning Committee regarding the value of FFSW on a whole-bank basis, which ranged from $12.50 to $30.00 per share of common stock. In addition, certain of the investment bankers provided a synopsis of the value that could be obtained by significant stockholders of FFSW in the event they chose to sell their shares, which ranged from $15.00 to $18.50 per share of common stock. At a meeting of the Board of Directors of FFSW held January 18, 2006, the presentation materials made by the investment banking firms were provided to all directors for their review and consideration. Following a review of the presentation materials and the value of FFSW on a whole-bank basis as estimated by the three investment banking firms, the Board of Directors decided to engage an investment banking firm to assist FFSW in maximizing stockholder value.

     Based on its review of the presentation materials, the Board of Directors of FFSW invited two of the three investment banking firms to make a presentation at a special meeting of the Board of Directors held on February 3, 2006. Following these presentations, the Board of Directors of FFSW selected Baxter Fentriss and Company to determine the viability of selling FFSW and to conduct a market check to gauge what a potential buyer would consider paying for the FFSW franchise. On February 15, 2006, FFSW signed an engagement letter with Baxter Fentriss and Company and authorized it to work with FFSW's management to prepare a financial profile of FFSW to be made available to interested financial institutions.

     While Baxter Fentriss and Company was preparing the financial profile of FFSW, in late March 2006, FFSW's Board of Directors received an unsolicited proposal to acquire a commercial bank in a stock and cash transaction. On March 31, 2006, Baxter Fentriss and Company was informed by management of FFSW to suspend its preparation of the financial profile of FFSW while the Board of Directors reviewed the unsolicited proposal. Over the next approximately 45-day period, the Board of Directors and management of FFSW reviewed the unsolicited proposal to acquire the commercial bank. Following a review of the proposal, including the financial and operational effect such an acquisition would have on FFSW, the Board of Directors decided to not pursue the acquisition.

     From March through June 2006, Baxter Fentriss and Company contacted 48 financial institutions to determine the level of interest in pursuing a potential business combination with FFSW, 25 of the institutions entered into confidentiality agreements and received financial and operational information regarding FFSW. In July 2006, three institutions submitted to Baxter Fentriss and Company non-binding indications of interest.


     On July 11, 2006, representatives of Baxter Fentriss and Company and legal counsel met with the Board of Directors and management of FFSW. At that meeting, the Board of Directors reviewed in detail each of the non-binding indications of interest. The non-binding indications of interest were subject to due diligence and the negotiation of a definitive transaction document as well as Board approval. The financial institutions each submitted proposals that constituted combinations of cash and the institution's common stock, 100% cash or 100% stock. Institution A's proposal was valued at $18.00 per share of FFSW's common stock, Institution B's proposal was valued at $18.44 per share of FFSW's common stock and Washington Federal's proposal was valued at $24.00 per share of FFSW's common stock. As compared to each such institution's proposal, Washington Federal's proposal represented a greater value to FFSW shareholders. While FFSW gave the other two institutions the opportunity to increase their offers, as compared to each such institution's proposal, Washington Federal's proposal represented at least a 23% greater value to FFSW shareholders. The Board of Directors of FFSW determined that further pursuing Washington Federal's proposal provided the best value reasonably obtainable under the circumstances. Following a review of the proposals and analysis of the offers, including a discussion concerning the uncertainty for financial institutions in the current flat yield curve environment, and the relative market value of each institution's common stock, the Board of Directors instructed Baxter Fentriss and Company to seek clarification of the proposal being made by Washington Federal to determine if Washington Federal would pay all cash in a transaction and would increase its offer.

     On July 27, 2006, Baxter Fentriss and Company and legal counsel met with the Board of Directors to review Washington Federal's revised proposal. The revised proposal increased Washington Federal's original offer and provided that it would pay all cash for FFSW. Following this revised proposal, the Board of Directors of FFSW authorized representatives of Washington Federal to conduct its due diligence. Representatives of Washington Federal conducted on-site due diligence of FFSW from August 4, 2006 through August 6, 2006. Following its due diligence of FFSW, Washington Federal further revised its non-binding indication of interest to require certain adjustments to the final purchase price to mark-to-market certain real property, increase loan loss reserves, the disposition of a certain loan and real property, and a severance expense adjustment. On August 11, 2006, a special meeting of the Board of Directors of FFSW was held to review the revised proposal from Washington Federal. After reviewing this proposal and the adjustments that Washington Federal was seeking, the Board of Directors of FFSW authorized Baxter Fentriss and Company to review each item and separately discuss them with Washington Federal.

     Between August 29, 2006 and September 1, 2006, the Board of Directors of FFSW held three meetings to discuss Baxter Fentriss and Company's progress in negotiating the business points of the Washington Federal proposal. On September 8, 2006, Washington Federal increased its proposal to acquire FFSW to $24.50 per share in cash, but with contingencies requiring the sale of a loan and certain real property and limiting FFSW's expenses in the transaction. The Washington Federal proposal indicated the purchase price would be adjusted downward in the event the contingencies were not successfully addressed. Additionally, the September 8, 2006 letter from Washington Federal required all of the directors and executive officers of FFSW to enter into shareholder voting agreements. In response to this revised proposal, FFSW sent a letter to Washington Federal informing it that its cash offer of $24.50 per share, with the disposition of certain assets, was acceptable to the Board of Directors of FFSW and that FFSW would provide Washington Federal with a good faith estimate of the expenses for the transaction. Further, FFSW stated that all but one director was prepared to provide Washington Federal with a shareholder voting agreement. On September 11 and 12, 2006, FFSW provided Washington Federal with a general and itemized good faith estimate of the transaction expenses of $1.5 million, respectively. On September 13, 2006, counsel for Washington Federal provided counsel for FFSW with an initial draft of the Agreement and Plan of Reorganization.

     On September 19, 2006, the Board of Directors of FFSW held a special meeting to discuss with legal counsel and Baxter Fentriss and Company Washington Federal's response to FFSW's September 8, 2006 letter. At this meeting, the Board of Directors of FFSW was informed that Washington Federal was agreeable to increasing the limit on the expenses in the transaction to $1.25 million, and that it would require a non-solicitation agreement from all directors and executive officers.

     After further discussions with FFSW and Baxter Fentriss and Company, and following completion of due diligence by Washington Federal, including its consideration of the aggregate benefits payable to officers of FFSW, Washington Federal provided its final offer equal to $24.14 per share with an expense cap of $1.5 million (for further information see "-- Financial Interests of Directors and Executive Officers in the Acquisition"). On October 5, 2006, the Board of Directors of FFSW held a meeting with legal counsel for FFSW and representatives of Baxter Fentriss and Company to discuss the legal standards applicable to its decisions and actions with respect to the proposed transaction with Washington Federal, and reviewed the legal terms of the proposed acquisition and related agreements. After this discussion, Baxter Fentriss and Company provided the Board of Directors of FFSW with its oral opinion that the proposed acquisition consideration was fair, from a financial point of view, to holders of FFSW's common stock.


     On October 10, 2006, the Board of Directors of FFSW reviewed the final form of the Agreement and Plan of Reorganization, Severance and Retention Plans, and other documents related to the proposed transaction. At that meeting, Baxter Fentriss and Company reconfirmed its oral opinion (which was subsequently confirmed in writing) that, as of the date of the board meeting and based upon and subject to the considerations described in its opinion, the proposed acquisition consideration was fair, from a financial point of view, to holders of FFSW's common stock. After further consideration, and taking into consideration the factors described under "--FFSW's Reasons for the Acquisition and Recommendation of the Board of Directors", the Board of Directors of FFSW determined that the proposed acquisition with Washington Federal presented the best opportunity for enhancing stockholder value. Accordingly, the Board of Directors of FFSW determined that the Washington Federal transaction was advisable and in the best interests of FFSW and its stockholders, and the Board of Directors, with the exception of Director Kauzlaric, approved the acquisition with Washington Federal. Executive Vice President and Chief Financial Officer, George A. Rosenbaum, Jr., and all FFSW directors, except for Director Kauzlaric, executed a non-solicitation agreement with Washington Federal. The Board of Directors of FFSW took no action regarding any changes to the terms of the Severance and Retention Plans. Following the approval of FFSW's Board of Directors on October 10, 2006, the parties executed the Agreement. After the close of business on October 10, 2006, the parties publicly announced the transaction by issuing a joint press release.

FFSW'S REASONS FOR THE ACQUISITION AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors reviewed and discussed the proposed acquisition with management and its financial and legal advisors in determining that the proposed acquisition is in the best interests of FFSW and its stockholders. In reaching its conclusion to approve the Agreement, the Board of Directors considered a number of factors. The material factors considered by the Board of Directors are as follows:

     o Its understanding of the business, operations, financial condition, earnings and future prospects of FFSW and First Federal Bank;

     o The recognition by the Board of Directors that the ability to grow through acquisitions was limited and the costs of de novo branching would be expensive relative to the expected time frame for a new branch to become profitable;

     o Washington Federal's ability to pay the acquisition consideration and obtain regulatory approval for the acquisition, taking into account FFSW's due diligence investigation of Washington Federal;


     o The acquisition price to be paid to FFSW stockholders was fair in relation to the market value, book value and earnings per share of FFSW common stock;


     o The bidding process conducted by FFSW and Baxter Fentriss and Company and the Board's belief that a transaction with Washington Federal offered the best transaction available to FFSW and its stockholders;

     o The fact that the consideration is all cash, so that the transaction will provide stockholders with certainty regarding the value of their shares, and will allow stockholders to immediately realize the value of their investment;

     o The current and prospective environment in which FFSW operates, including national and local economic conditions, the competitive environment for financial institutions generally and the trend toward consolidation in the financial services industry;

     o The review by the FFSW Board of Directors with its legal and financial advisors of the structure of the acquisition and the financial and other terms of the Agreement, including the cash consideration offered by Washington Federal;

     o The nature of the respective markets, customers and asset/liability mix of the two companies;

     o The reports of FFSW's management and the financial presentation by Baxter Fentriss and Company to the Board of Directors concerning the operations and financial condition of Washington Federal;

     o The historical and current market prices of shares of FFSW common stock;

     o    The terms of the Agreement, including:

          o    the taxable nature of the cash to be paid to FFSW stockholders;

          o the conditions to Washington Federal's obligation to complete the acquisition;

          o the provisions of the Agreement that allow FFSW, under limited circumstances, to furnish information to and conduct negotiations with third parties regarding a business combination; and

          o the provisions of the Agreement that provide the Board of Directors with the ability to terminate the Agreement in order to accept a superior proposal (subject to paying Washington Federal a $5.0 million fee);

     o The availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law, which allows those holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery;

     o The impact of the acquisition on the depositors, employees, customers and communities served by First Federal Bank; and

     o The opinion delivered to the Board of Directors by Baxter Fentriss and Company that, as of the date of the opinion and based upon and subject to the considerations set forth in its opinion, the acquisition consideration was fair, from a financial point of view, to holders of FFSW common stock.

     The FFSW Board of Directors also considered potential risks associated with the acquisition in connection with its deliberations of the proposed transaction, including:

     o The interests of FFSW executive officers and directors with respect to the acquisition apart from their interests as holders of FFSW common stock, and the risk that these interests might influence their decision with respect to the acquisition. See "--Financial Interests of Directors and Executive Officers in the Acquisition."

     o The risk that the terms of the Agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by Washington Federal as a condition to its willingness to enter into a Agreement, could have the effect of discouraging other parties that might be interested in a transaction with FFSW from proposing such a transaction.

     The Board of Directors evaluated the factors described above, including asking questions of management and its legal and financial advisors, and reached consensus that the acquisition was in the best interests of FFSW and its stockholders. In considering the factors described above, individual members of the Board of Directors may have given different weights to different factors. The Board of Directors considered these factors as a whole, and overall considered them to be favorable to, and to support its determination. It should be noted that this explanation of the Board of Directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Statement Concerning Forward-Looking Information."

     The Board of Directors determined that the acquisition, the Agreement and the transactions contemplated thereby are advisable and in the best interests of FFSW and its stockholders. The Board of Directors also determined that the Agreement and the transactions contemplated thereby are consistent with, and in furtherance of, FFSW's business strategies. Accordingly, the Board of Directors approved the Agreement and recommends that FFSW stockholders vote "FOR" approval of the Agreement.

     THE FOREGOING DISCUSSION OF THE INFORMATION AND FACTORS CONSIDERED BY THE BOARD IS NOT INTENDED TO BE EXHAUSTIVE, BUT CONSTITUTES THE MATERIAL FACTORS CONSIDERED BY THE BOARD. IN REACHING ITS DETERMINATION TO APPROVE AND RECOMMEND THE AGREEMENT, THE BOARD DID NOT ASSIGN ANY RELATIVE OR SPECIFIC WEIGHTS TO THE FOREGOING FACTORS, AND INDIVIDUAL DIRECTORS MAY HAVE WEIGHED FACTORS DIFFERENTLY. THE TERMS OF THE AGREEMENT WERE THE PRODUCT OF ARM'S LENGTH NEGOTIATIONS BETWEEN REPRESENTATIVES OF FFSW AND WASHINGTON FEDERAL.

OPINION OF FFSW'S FINANCIAL ADVISOR

     Baxter Fentriss and Company has acted as financial advisor to FFSW in connection with the acquisition. Baxter Fentriss and Company assisted FFSW in identifying and negotiating with Washington Federal and other prospective acquirers. Baxter Fentriss and Company delivered to FFSW its written opinion dated October 10, 2006, that on the basis of matters referred to herein, the consideration to be received in the acquisition is fair, from a financial point of view, to the holders of FFSW common stock. In rendering its opinion, Baxter Fentriss and Company consulted with the management of FFSW and reviewed drafts of the Agreement. Baxter Fentriss and Company also reviewed certain publicly-available information on the parties and certain additional materials made available by the management of the respective companies.

     In addition, Baxter Fentriss and Company discussed with FFSW's management its business and outlook. No limitations were imposed by FFSW's Board of Directors upon Baxter Fentriss and Company with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss and Company's written opinion is attached as Appendix B to this proxy statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss and Company.

     Baxter Fentriss and Company's opinion is directed to FFSW's Board of Directors and is directed only to the fairness of the proposed transaction, from a financial point of view, to the holders of FFSW common stock. It does not address FFSW's underlying business decision to effect the proposed acquisition, nor does it constitute a recommendation to any FFSW stockholder as to how a stockholder should vote with respect to the Agreement at the special meeting or as to any other matter.

     Baxter Fentriss and Company's opinion was one of many factors taken into consideration by FFSW's Board of Directors in making its determination to approve the Agreement. The opinion of Baxter Fentriss and Company does not address the relative merits of the acquisition as compared to any alternative business strategies that might exist for FFSW or the effect of any other business combination in which FFSW might engage.

     Baxter Fentriss and Company, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, valuations for estate planning and taxation, corporate reorganization, and other purposes. Baxter Fentriss and Company is a nationally recognized advisor to firms in the financial services industry. FFSW selected Baxter Fentriss and Company as its financial advisor because Baxter Fentriss and Company is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm's extensive experience and expertise in transactions with financial institutions. Baxter Fentriss and Company is not affiliated with FFSW.

     In connection with rendering its opinion to FFSW's Board of Directors, Baxter Fentriss and Company performed a variety of financial analyses commonly used in valuing banking and other financial institutions. Baxter Fentriss and Company selected valuation methods that, in its judgment, provide the best estimates of value. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss and Company considered such financial and other factors as it deemed appropriate under the circumstances including but not limited to the following:

     o the historical and current financial condition and results of operations of FFSW including interest income, interest expense, non-interest income, non-interest expense, earnings, book value, returns on assets and equity, and possible tax consequences resulting from the transaction;

     o    the business prospects of FFSW;

     o    the economies of FFSW's market areas;

     o the nature and terms of certain other comparable transactions that it believed to be relevant; and

     o    prices for securities of comparable thrifts.

     Baxter Fentriss and Company also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its knowledge of securities valuation generally, and its knowledge of merger and acquisition transactions in the financial services industry.

     In connection with rendering its opinion, Baxter Fentriss and Company reviewed:

     o    drafts of the Agreement;

     o the Annual Reports to stockholders of FFSW for the years ended September 30, 2004 and 2005, as well as certain internal financial statements and interim reports to stockholders and regulatory agencies; and

     o certain additional financial and operating information with respect to the business, operations and prospects of FFSW as it deemed appropriate.

     Baxter Fentriss and Company also:

     o held discussions with members of FFSW's senior management regarding the historical and current business operation, financial condition and future prospects of the company;

     o reviewed the historical market prices and trading activity for FFSW's common stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

     o compared the results of operations of FFSW with those of certain thrift companies that it deemed to be relevant; and

     o conducted such other studies, analyses, inquiries, and examinations as Baxter Fentriss and Company deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration provided to the holders of FFSW common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and Company and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Baxter and Company believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The valuation resulting from any particular analysis described below should not be taken to be Baxter Fentriss and Company's view of the actual value of FFSW.

     In performing its analyses, Baxter Fentriss and Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of FFSW. The analyses performed by Baxter Fentriss and Company are not necessarily indicative of actual values or future results, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Baxter Fentriss and Company assumed that, in the course of obtaining the necessary approvals for the Agreement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Agreement.

     The following is a summary of selected analyses performed by Baxter Fentriss and Company in connection with its opinion:

     STOCK PRICE HISTORY. Baxter Fentriss and Company analyzed the history of the trading prices and volume for FFSW's common stock and compared it to other publicly traded thrifts in the United States with assets of less than $1 billion. As of the market close on October 5, 2006, FFSW traded at $16.10, which was a price-to-earnings multiple of 11.75X and a price-to-book multiple of 1.22X. This compares to corresponding average multiples for the comparable thrift group of 17.14X price-to-earnings and 1.28X price-to-book. The thrift group in this instance includes 148 publicly traded thrift institutions as provided by SNL Financial, Charlottesville, Virginia.

     COMPARATIVE PRICING ANALYSIS. Baxter Fentriss and Company identified and analyzed other sale transactions of thrifts across the United States for the period from January 1, 2003 through October 6, 2006 where the target was less than $1 billion in total assets. A total of 118 transactions were identified that met these criteria.


     Baxter Fentriss and Company calculated a price-to-earnings ratio, price-to-book ratio, price-to-tangible book ratio, price-to-deposits ratio and price-to-assets ratio for each of those transactions based on publicly available data. The purchase price multiple for FFSW and the average for the comparable transactions is provided in the table below. These pricing ratios for FFSW reflect as purchase value the sum of total shares outstanding plus option shares outstanding times $24.14.


     Based on the nationwide comparable transaction analysis, the pricing of the acquisition exceeds the national averages except for price-to-assets ratio and price-to-earnings ratio, which are essentially comparable to the national averages at less than 2% below the average. The price-to-book and price to tangible book ratios exceed the average by 6.0% and 13.7%, respectively. All ratios indicate a fair transaction value.

                                                      % Premium/
                                         Nationwide   (Discount)
                         FFSW Multiple    Average     to Average
----------------------   -------------   ----------   ----------
Price-to-earnings            18.60x        18.86x       (1.4)%
Price-to-book                 1.93x         1.82x        6.0%
Price-to-tangible book        2.16x         1.90x       13.7%
Price-to-deposits            25.88         24.47         5.8%
Price-to-assets              18.05         18.12        (0.4)%

     The target thrifts used to calculate the nationwide average were as follows:


Synergy Bank, SSB                        Chart Bank, A Co-op Bank
Lighthouse Financial Services            Assurance Partners Bancorp
Windsor Locks Community Bank, FSL        First Clermont Bank
Monticello Bank                          Central Bank for Savings
Security Financial Bancorp Inc.          Mercantile Bank & Trust, FSB
Newton South Co-operative Bank           Lawrence Financial Holdings, Inc.
Berean Bank                              Genoa Savings & Loan Company
Oregon Trail Financial Corp.             First Capital Bankers, Inc.
BankDallas SSB                           Citizens First Financial Corp,
First Bell Bancorp, Inc.                 Ponce General Corporation
Bedford Bancshares Inc.                  Northeast Pennsylvania Financial Corp.
Monterey Bay Bancorp, Inc.               Sincere Federal Savings Bank
Bayside Financial Corp.                  Woronoco Bancorp, Inc.
Peoples Bankcorp, Inc.                   Gibsonville Community Bank, Inc.
United Savings & Loan Bank               Home Savings Bank, SSB of Eden
NS&L Bancorp, Inc.                       Most of Fidelity FSB of Marion
Unified Banking Company                  Georgia Community Bancshares, Inc.
First Federal Holding Co. of Morris      Westerly Savings Bank
Kentucky First Bancorp, Inc.             Gibraltar Financial Corp.

Essex Bancorp, Inc.                      Rantoul First Bank, SB
Fairfield County Savings Bank            PFS Bancorp, Inc.
Jacksonville Bancorp, Inc.               Balcones Bank, SSB
MSB Financial, Inc.                      PCB Holding Company
Skibo Financial Corp. (MHC)              MCM Savings Bank, FSB
Southeast Texas Bancshares, Inc.         Equinox Financial Corporation
Lenox Savings Bank                       Northwood Savings Bank
Thistle Group Holdings, Co.              Falls Bank
Parkville Federal Savings Bank           QCF Bancorp, Inc.
First Kansas Financial Corporation       Heritage Co-operative Bank
StateFed Financial Corporation           Union Community Bancorp
Foxborough Savings Bank                  Worldwide Financial Investors Inc.
GA Financial, Inc.                       Access Anytime Bancorp, Inc.
First SecurityFed Financial, Inc.        Nittany Financial Corp.
HCB Bancshares, Inc.                     First Manhattan Bancorporation, Inc.
Heritage Bancshares, Inc.                Peoples Ohio Financial Corp.
First Savings Bank                       Back & Middle River Fed. S&L Assn.
FloridaFirst Bancorp, Inc.               CWE Bancorp, Inc.
St. Landry Financial Corporation         HFS Bank, FSB
California Savings Bank                  Mercantile Financial Corp.
Fairbanco Holding Company, Inc.          Atlantic Liberty Financial Corp
Western Ohio Financial Corporation       Standard Bank, FSB
North Bancshares, Inc.                   Hemlock Federal Financial Corp.
DutchFork Bancshares, Inc.               Generations Bank
Westview Savings Bank                    Florida Savings Bank
Liberty Bancshares Inc.                  Northern Savings & Loan Company
Village Bank & Trust, S.S.B.             Lynnwood Financial Group
FSF Financial Corp.                      Bay Net Financial, Inc.
Trust Bancorp Inc.                       RSV Bancorp, Inc.
Chesterfield Financial Corp.             ES&L Bancorp, Inc.
First Allen Parish Bancorp, Inc.         Home Building Bancorp, Inc.
Frankfort First Bancorp, Inc.            First Federal Bancorporation
First Federal Bancorp, Inc.              FirstBank NW Corp.
Mississippi View Holding Company         GulfStream Community Bank
Winton Financial Corporation             Farnsworth Bancorp, Inc.
GFSB Bancorp, Inc.                       1st Service Bank
Okaw Building & Loan, SB                 Union Bank
Advance Financial Bancorp                Pocahontas Bancorp, Inc.
Landmark Financial Corporation           Valley Bancorp, Incorporated
BUCS Financial Corp                      Flower Bank, FSB


     In addition, Baxter Fentriss and Company identified and analyzed other sale transactions of banks and thrifts in New Mexico for the period from January 1, 1990 through October 6, 2006 where the target was less than $1 billion in total assets. A total of 28 completed transactions were identified that met these criteria as follows:


Western Bancshares of Albuquerque, Inc.      Interamerica Bank
Western Bancshares of Las Cruces, Inc.       Farmers & Stockmens Bancorporation
Access Anytime Bancorp, Inc.                 GFSB Bancorp, Inc.
First Bank of Grants, National Association   First Interstate New Mexico
First Place Financial Corporation            Western Bank, Gallup, New Mexico
Ruidoso Bank Corporation                     First New Mexico Bank
First National Bank of Clovis                Western Bancshares of Truth or Consequences
Rio Grande Bancshares, Incorporated          Western Bank
El Pueblo State Bank                         Mountain Bancshares, Inc.
New Mexico Financial Corporation             First State Bank of Santa Fe
American Republic Bancshares, Inc.           Mountain Bancshares, Inc.
First National Bankshares, Inc.              Bank of New Mexico Holding Company, The
Home Federal Savings Bank of New Mexico      Western Bank, Gallup, New Mexico
Copper Bancshares Inc.                       First Sierra Bancshares, Inc.


     Baxter Fentriss and Company calculated a price-to-earnings ratio, price-to-book ratio, price-to- tangible book ratio, price-to-deposits ratio and price-to-assets ratio for each of those transactions based on publicly available data. The price in the acquisition represents the following multiples versus the comparable transactions:


                                                              % Premium to
                         FFSW Multiple   New Mexico Average      Average
                         -------------   ------------------   ------------
Price-to-earnings          18.60x              15.01x             23.9%
Price-to-book               1.93x               1.66x             16.3%
Price-to-tangible book      2.16x               1.78x             21.3%
Price-to-deposits          25.88               17.40              48.7%
Price-to-assets            18.05               14.72              22.6%

     For 28 transactions in New Mexico, the acquisition by Washington Federal ranks no lower than ninth on any of the price multiple comparisons and ranks fifth on price-to-deposits and eighth and ninth on price-to-assets and price-to-earnings, respectively.

     Based on the New Mexico averages for comparable transactions, the acquisition by Washington Federal exceeds all averages by a large percentage. Especially noteworthy is a 48.7% and 22.6% premium to the price-to-deposits ratio and the price-to-assets ratio, respectively. All ratios indicate a fair transaction value.

     COMPARATIVE PREMIUM TO MARKET VALUE ANALYSIS. Baxter Fentriss and Company analyzed the announced premium to market price for 67 public thrift transactions since 2003 where the target's assets were greater than $100 million.

     The average one-day premium to market for the comparable group was 23.1%. The current offer of $24.14 represented a 49.7% premium to the market closing price of $16.10 on October 5, 2006, or nearly 2.2 times the average premium offered for other publicly traded thrifts, indicating a fair transaction value.


     DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss and Company performed a discounted cash flow analysis to determine hypothetical present values for a share of FFSW's common stock as a five- and ten-year investment. Discounted cash flow analysis has as its basic premise that a business (or shares of a company) is worth the present value of all of the expected future benefits of ownership. Application of this commonly-used income approach requires assumptions regarding prospective earnings, growth rates, an appropriate discount rate and/or capitalization rate and a terminal value. Baxter Fentriss and Company projected cash flows based on its judgment and experience considering past and current company performance, FFSW's business plan, and industry performance.

     Under this analysis, Baxter Fentriss and Company considered various scenarios for the performance of FFSW common stock using a range of asset and income growth rates from 8% to 14%. A terminal value ranging from 16 to 20 times earnings was also used as well as discount rates from 12.5% to 15.0%, which Baxter Fentriss and Company believed to represent the return on investment expectations for community banks as of October 10, 2006. These ranges were chosen based on Baxter Fentriss and Company's judgment considering past and current company and industry performance, general level of inflation, rates of return for fixed income and equity securities and companies with similar risk profiles.

     In all but one of the scenarios considered, the present value of FFSW's common stock was calculated at less than the value of Washington Federal's offer. That exception occurred at the lowest level of required return expectations and both the highest level of earnings growth and the highest terminal multiple. As such, the present value analysis verifies the purchase price in the acquisition is a fair transaction value.

     Below is a table that summarizes the discounted cash flow analysis that Baxter Fentriss and Company performed in forming its fairness opinion. The analysis was developed based on expectations derived from review of financial data as of and for the nine months ended June 30, 2006.

                    SUMMARY OF DISCOUNTED CASH FLOW ANALYSIS

             DISCOUNT RATE OF 12.5% AND GROWTH RATES FROM 8% TO 14%

     Terminal Value of   Sell Shares in Five   Sell Shares in Ten
          Earnings              Years                 Years
     -----------------   -------------------   ------------------
            16X            $15.18 - $19.58       $13.05 - $21.59
            18X            $16.90 - $21.83       $14.45 - $23.99
            20X            $18.61 - $24.08       $15.85 - $26.39

             DISCOUNT RATE OF 13.75% AND GROWTH RATES FROM 8% TO 14%

     Terminal Value of   Sell Shares in Five   Sell Shares in Ten
          Earnings              Years                 Years
     -----------------   -------------------   ------------------
            16X            $14.38 - $18.55       $11.76 - $19.42
            18X            $16.01 - $20.68       $13.02 - $21.57
            20X            $17.63 - $22.81       $14.27 - $23.72

             DISCOUNT RATE OF 15.0% AND GROWTH RATES FROM 8% TO 14%

     Terminal Value of   Sell Shares in Five   Sell Shares in Ten
          Earnings              Years                 Years
     -----------------   -------------------   ------------------
            16X            $13.64 - $17.59       $10.62 - $17.50
            18X            $15.17 - $19.60       $11.74 - $19.43
            20X            $16.71 - $21.61       $12.86 - $21.35

     The discounted cash flow analysis is a widely accepted methodology. The results of such methodology are highly dependent upon the numerous assumptions that must be made and the results thereof are not necessarily indicative of actual values or actual future results.

     Baxter Fentriss and Company has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss and Company has assumed that all estimates were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss and Company did not make an independent appraisal of the assets or liabilities of FFSW and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analyses is identical to FFSW or the Agreement. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analyses.

     Baxter Fentriss and Company has been paid a fee of $70,000 for its services in rendering the fairness opinion. In addition, Baxter Fentriss and Company will be paid an advisory fee equal to approximately 0.80% of the aggregate consideration received by FFSW's stockholders, (approximately $906,000) which is contingent upon the consummation of the Agreement, plus reasonable out-of-pocket expenses. This amount will count against the $1.5 million expense cap agreed to by the parties. FFSW has agreed to indemnify Baxter Fentriss and Company against certain liabilities, including certain liabilities under federal securities laws.

SURRENDER OF CERTIFICATES

     Prior to the closing, Washington Federal will deposit with a paying agent cash in an amount equal to the total acquisition consideration. The paying agent will facilitate the payment of the acquisition consideration to the holders of certificates representing shares of FFSW common stock. Washington Federal will select the paying agent, who shall be reasonably acceptable to FFSW.

     As promptly as practicable following the closing of the acquisition, but no later than five business days after the closing of the acquisition, the paying agent will mail to each holder of record of FFSW common stock a form of transmittal letter with instructions on how to surrender certificates representing shares of FFSW common stock for the cash acquisition consideration.

     Please do not send in your FFSW stock certificates until you receive the letter of transmittal and instructions from the paying agent. DO NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After you mail the letter of transmittal and your FFSW stock certificates in accordance with the instructions you will receive, a check in the amount of cash that you are entitled to receive will be mailed to you. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on any cash to be received in the acquisition.

     Any portion of the cash to be paid in the acquisition that remains unclaimed by the stockholders of FFSW for nine months after the effective date of the acquisition will be repaid by the paying agent to Washington Federal. If you have not complied with the exchange procedures prior to nine months after the acquisition, you may only look to Washington Federal for payment of the cash you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheat and similar laws. Moreover, if outstanding certificates for shares of FFSW common stock are not delivered and surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property and any other applicable law, become the property of Washington Federal, free and clear of all claims or interest of any person previously entitled to such claims.

     If your FFSW stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The paying agent will send you instructions on how to provide evidence of ownership. You may be required to make an affidavit and post a bond in an amount sufficient to protect Washington Federal against claims related to your common stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the acquisition to certain holders of FFSW common stock. The discussion is based upon the Internal Revenue Code (the "Code"), Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to FFSW stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements.

     The receipt of cash for FFSW common stock in connection with the acquisition will be a taxable transaction for federal income tax purposes to stockholders receiving such cash. You will recognize a gain or loss measured by the difference between your tax basis in the common stock owned by you at the time of the acquisition and the amount of cash you receive for your FFSW common stock. Your gain or loss will be a capital gain or loss if the common stock is a capital asset to you and will be long term capital gain or loss if you have held the common stock for more than one year. Under present law, long-term capital gain recognized by an individual generally will be taxed at a maximum federal income tax rate of 15%.

     The cash payments the holders of common stock will receive upon their exchange of the common stock pursuant to the acquisition generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the paying agent must withhold 28% of the cash payments to holders of common stock to whom backup withholding applies. The federal income tax withheld may be used by these persons to reduce their federal income tax liability by the amount that is withheld. To avoid backup withholding, a holder of common stock generally must provide the paying agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

     Neither Washington Federal nor FFSW has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to FFSW's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to FFSW's stockholders with respect to any of the tax effects of the acquisition to holders of common stock.

     The above summary of the material federal income tax consequences of the acquisition is not intended as a substitute for careful tax planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the acquisition may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the acquisition are urged to consult their tax advisers with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under Delaware law, if you do not wish to accept the cash payment provided for in the Agreement, you have the right to dissent from the acquisition and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. FFSW stockholders electing to exercise dissenters' appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. FFSW will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix C.

     The following discussion is intended as a summary of the material provisions of the Delaware statutory procedures required to be followed by a FFSW stockholder in order to dissent from the acquisition and perfect dissenters' appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to
Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     Section 262 requires that stockholders be notified at least 20 days before the date of the meeting to vote on the acquisition for which dissenters' appraisal rights will be available. A copy of Section 262 must be included with that notice. This proxy statement constitutes FFSW's notice to its stockholders of the availability of dissenters' appraisal rights in connection with the acquisition in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters' appraisal rights you should carefully review the text of Section 262 contained in Appendix C because if you do not timely and properly comply with the requirements of Section 262, you will lose your rights under Delaware law.

     If you elect to demand appraisal of your shares of FFSW common stock, you must satisfy all of the following conditions:


     1. You must deliver to FFSW a written demand for appraisal of your shares of common stock before the vote with respect to the acquisition is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the acquisition. Voting against or failing to vote for the acquisition by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand should be executed by, or on behalf of, the record holder of the shares of common stock and must be delivered to the following address prior to the time that the vote on the acquisition is taken at the meeting:

                      First Federal Banc of the Southwest, Inc.
                      300 North Pennsylvania Avenue
                      Roswell, New Mexico 88201
                      Attention: George A. Rosenbaum, Jr., Corporate Secretary

     2. You must not vote in favor of the acquisition. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the acquisition, by proxy or in person, or returning a signed proxy card without a vote will constitute a waiver of your dissenters' appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal.

     3. You must continuously hold the shares from the date of making the demand through the effective time of the acquisition. You will lose your appraisal rights if you transfer your shares before the effective time of the acquisition.

     4. You must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of your shares within 120 days after the effective time of the acquisition. Such petition should request that the Delaware Court of Chancery determine the value of the FFSW shares and should be filed with the Register in Chancery, Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.



     If you fail to comply with any of these conditions and the acquisition is completed, you will be entitled to receive the cash payment for your shares of common stock as provided for in the Agreement but will have no dissenters' appraisal rights with respect to your shares of FFSW common stock.


     All demands for appraisal must reasonably inform FFSW of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares of common stock.


     You must continuously hold your shares of FFSW common stock from the date you make the demand for appraisal through the effective date of the acquisition. To be effective, a demand for appraisal by a holder of common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of such record owner.

     If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Section 262 provides that within 10 days after the effective date of the acquisition, Washington Federal must give written notice that the acquisition has become effective to each FFSW stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the acquisition. Within 120 days after the effective date of the acquisition, either Washington Federal or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Washington Federal has advised us that it does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

     At any time within 60 days after the effective date of the acquisition, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Agreement for his or her shares of FFSW common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Washington Federal, Washington Federal will be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on them of the pendency of the appraisal proceedings. If any stockholder fails to comply with this direction, the Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of FFSW common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the acquisition, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of this fair value, with interest accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares of common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Agreement.

     Costs of the appraisal proceeding may be imposed upon Washington Federal and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.

     After the effective date of the acquisition, any stockholder who demands appraisal rights will not be entitled to vote shares of common stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of common stock, other than with respect to payment as of a record date prior to the effective date of the acquisition; however, if no petition for appraisal is filed within 120 days after the effective date of the acquisition, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the acquisition within 60 days after the effective date of the acquisition, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her common stock pursuant to the Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the acquisition may only be made with the written approval of Washington Federal and must, to be effective, be made within 120 days after the effective date of the acquisition.

     The requirements of Section 262 are technical and complex. FFSW stockholders who may wish to dissent from the acquisition and pursue appraisal rights should consult their legal advisers.

FINANCIAL INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITION

     Our directors and executive officers have interests in the acquisition as individuals in addition to, or different from, their interests as shareholders of FFSW, including, but not limited to, payments under their existing employment agreements, and indemnification and insurance coverage provided by Washington Federal. Our Board of Directors was aware of these interests and considered them in its decision to approve the Agreement. These interests are discussed below. The aggregate dollar value of all benefits to be received by each of Aubrey L. Dunn, Jr. and George A. Rosenbaum, Jr. is $2,773,000 and $1,145,000, respectively.


     EMPLOYMENT AGREEMENTS. FFSW has entered into employment agreements with Aubrey L. Dunn, Jr., President and Chief Executive Officer and George A. Rosenbaum, Jr., Executive Vice President and Chief Financial Officer. Mr. Dunn's employment agreement was amended effective October 10, 2006, to provide a gross-up for taxes under Section 280G of the Internal Revenue Code, and to increase Mr. Dunn's post-employment medical, dental and life insurance coverage from 20 months to 36 months. Washington Federal has agreed to honor the employment agreements with each executive. Neither Messrs. Dunn nor Rosenbaum will be employed by Washington Federal following the transaction.


     In accordance with the terms of the employment agreements, FFSW will pay $947,000 to Aubrey L. Dunn, Jr. (which amount includes a gross-up payment for taxes of $447,000), and $944,000 to George A. Rosenbaum Jr.(which amount includes a gross-up payment for taxes of $287,000), subject to applicable withholding and excise taxes, in complete settlement and satisfaction of each executive's rights under his employment agreement. In addition, each of Messrs. Dunn and Rosenbaum will receive continued health care coverage substantially identical to the coverage provided to each executive prior to the acquisition for a period of thirty-six months following their termination of employment. The value of Mr. Dunn's additional 16 months of post-employment medical, dental and life insurance coverage is approximately $11,000.


     NON-COMPETE AND NON-SOLICITATION AGREEMENT. Unlike Mr. Rosenbaum's employment agreement with FFSW, Mr. Dunn's employment agreement does not contain a non-compete provision. In connection with the execution of the Agreement, Mr. Dunn also entered into a non-compete and non-solicitation agreement with Washington Federal pursuant to which Mr. Dunn has agreed not to compete with Washington Federal for a period of six months commencing at the effective time of the acquisition in any city, town or county in which FFSW has an office. Mr. Dunn has also agreed that commencing at the effective time of the acquisition and for a period of two consecutive years thereafter, he will not hire, attempt to hire, contact or solicit with regard to hiring any individual who immediately prior to the effective time of the acquisition (i) was a current employee of FFSW or any affiliate, or (ii) became an employee of Washington Federal in connection with the acquisition, or otherwise induce or knowingly encourage any person to leave the employ of Washington Federal. In consideration for Mr. Dunn's entering into the non-compete and non-solicitation agreement, FFSW will pay Mr. Dunn immediately prior to the effective time of the acquisition $650,000, less applicable withholding taxes.

     CONVERSION OF STOCK OPTIONS. Under the terms of the Agreement, all FFSW options whether or not vested which are outstanding and unexercised immediately prior to the effective time will be converted into the right to receive cash in cancellation of such options. Each holder of an option as of the effective time will receive, in cancellation of such option, cash in an amount equal to the number of shares of FFSW common stock covered by such option multiplied by the amount by which $24.14 exceeds the exercise price per share of FFSW common stock under the option. At the time of execution of the Agreement, FFSW's employees, executive officers, and directors held options to acquire 205,600 shares of FFSW common stock at exercise prices ranging from $8.50 to $16.56 per share. Each holder of such options will be required to execute an acknowledgment that the payment received by such holder is in full settlement of such holder's rights under the respective options.


     Upon completion of the acquisition, Messrs. Dunn and Rosenbaum will receive cash payments of $1,151,000 and $176,000, respectively in cancellation of their options. Upon completion of the acquisition, Directors Edward K. David, Kay R. McMillan, Michael P. Mataya, James E. Paul, Jr., Larry L. Sheffield, Richard C. Kauzlaric, Marc Reischman, Michael A. McMillan, Arturo Jurado, and Catherine Gutierrez will receive cash payments of $143,000, $64,000, $27,000, $183,000, $101,000, $27,000, $140,000, $110,000, $71,000 and $27,000, respectively in cancellation of their options. FFSW's executive officers and directors will receive an aggregate of $2.2 million in cash upon the cancellation of their outstanding options, with respect to which approximately 45.6% is the result of accelerated vesting of options on a change in control.


     INDEMNIFICATION. Pursuant to the Agreement, Washington Federal has agreed that for a period of six (6) years after the effective time of the acquisition, it will indemnify, defend and hold harmless each present and former director and officer of FFSW or any of its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FFSW or any of its subsidiaries, or is or was serving at the request of FFSW or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the Agreement or consummation of the acquisition, to the fullest extent which such indemnified parties would be entitled under the FFSW certificate of incorporation and the FFSW bylaws or equivalent documents of any of its subsidiaries, as applicable.

     DIRECTORS AND OFFICERS INSURANCE. Washington Federal has agreed that for a period of three (3) years after the effective time of the acquisition it will maintain the current directors' and officers' liability insurance policy maintained by FFSW, or provide substitute coverage that is not materially less favorable than such policy in each case with respect to matters occurring prior to the effective time of the acquisition, at annual premiums no greater than 150% of the annual premium of the directors' and officers' liability policy maintained by FFSW as of the date of the Agreement.

REGULATORY APPROVALS

     GENERAL. FFSW and Washington Federal have agreed to cooperate and use all reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all governmental entities that are necessary or advisable to consummate the acquisition. This includes the approval of the Office of Thrift Supervision. Washington Federal has filed the application material necessary to obtain this regulatory approval. The acquisition cannot be completed without such approval. Washington Federal cannot assure that it will obtain the required regulatory approval, when it will be received, or whether there will be conditions in the approval or any litigation challenging the approval. We also cannot assure that the United States Department of Justice or any state attorney general will not attempt to challenge the acquisition on antitrust grounds, or what the outcome will be if such a challenge is made.

     We are not aware of any material governmental approvals or actions that are required prior to the acquisition other than those described below. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

     OFFICE OF THRIFT SUPERVISION. The acquisition is subject to approval by the Office of Thrift Supervision. Washington Federal has filed the required applications and notifications with the Office of Thrift Supervision.

     The Office of Thrift Supervision may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the Office of Thrift Supervision considers the capital level of the resulting savings institution, financial and managerial resources of the companies and their subsidiary institutions, the effectiveness of each institution's anti-money laundering program, the convenience and needs of the communities to be served, the conformity of the transaction to applicable law and factors related to fairness of and disclosure concerning the transaction. Under the Community Reinvestment Act ("CRA"), the Office of Thrift Supervision must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company. Washington Federal has a satisfactory CRA rating. FFSW has an outstanding CRA rating.

     Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Washington Federal for approval of the acquisition and authorizes the Office of Thrift Supervision to hold a public hearing in connection with the applications if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the Office of Thrift Supervision within which period the Department of Justice may file objections to the acquisition under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the Office of Thrift Supervision approval of the acquisition unless a court specifically orders otherwise. In reviewing the acquisition, the Department of Justice could analyze the acquisition's effect on competition differently than the Office of Thrift Supervision, and thus it is possible that the Department of Justice could reach a different conclusion than the Office of Thrift Supervision regarding the acquisition's competitive effects.

ACCOUNTING TREATMENT

     Washington Federal will account for the acquisition under the purchase method of accounting. This means that Washington Federal and FFSW will be treated as one company as of the date of the acquisition and Washington Federal will record the fair value of FFSW's assets and liabilities on its financial statements. Washington Federal will record the excess of its purchase price over the fair value of FFSW's identifiable net assets as goodwill.

TERMS OF THE MERGER

     The Agreement provides for a business combination in which Washington Federal Acquisition, Inc., a newly formed acquisition subsidiary wholly owned by Washington Federal, will be merged into FFSW, with FFSW as the surviving entity. This transaction will result in FFSW becoming a wholly owned subsidiary of Washington Federal for a moment in time.

     The Agreement further provides that once the merger of the acquisition subsidiary into FFSW is complete, FFSW as the surviving corporation will be merged and liquidated into Washington Federal. Upon the effectiveness of the merger and liquidation, First Federal Bank will immediately merge with and into Washington Federal Savings and Loan Association, with Washington Federal Savings and Loan Association as the resulting institution. When the bank merger occurs, the assets and liabilities of First Federal Bank will become assets and liabilities of Washington Federal Savings and Loan Association and First Federal Bank will cease to exist.

     The Agreement provides that the directors of FFSW immediately after it is merged with Washington Federal Acquisition, Inc. shall be the directors of Washington Federal Acquisition, Inc. immediately prior to the merger into Washington Federal Acquisition, Inc. The executive officers of FFSW immediately after the merger into Washington Federal Acquisition, Inc. shall be the executive officers of Washington Federal Acquisition, Inc. immediately prior to the merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

     The acquisition will result, except as otherwise stated, in each outstanding share of FFSW common stock being converted into the right to receive a cash payment in the amount of $24.14. Shares of FFSW common stock that are held by FFSW other than shares held in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith will be canceled and retired upon completion of the acquisition and no payment will be made for them. In addition, holders of shares of common stock for which dissenters' appraisal rights have been exercised will be entitled only to the rights granted by Section 262 of the Delaware General Corporation Law.

     Each FFSW option which is outstanding, vested and unexercised immediately prior to the merger, shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of the number of shares of FFSW common stock subject to such option immediately prior to the acquisition, and the excess, if any, of the merger consideration over the exercise price per share of such FFSW option less any applicable taxes required to be withheld with respect to such payment. If the exercise price per share of any such FFSW option is equal to or greater than $24.14, such FFSW option shall be canceled without any cash payment being made. FFSW shall use its reasonable best efforts to obtain the written acknowledgment of each holder of an FFSW option with regard to the cancellation of such FFSW option and the payment in accordance with the Agreement.

WHEN THE ACQUISITION WILL BE COMPLETED

     Subject to the satisfaction or waiver of the conditions in the Agreement, FFSW and Washington Federal shall cause a certificate of merger relating to the Merger to be filed with the Secretary of State of the State of Delaware on the fifth business day following such satisfaction or waiver of the conditions in the Agreement, or such other date to FFSW and Washington Federal agree to in writing. The acquisition shall become effective upon such filings or on such date as may be specified in the filings.

     FFSW expects to complete the acquisition during the first quarter of calendar 2007. However, FFSW cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the Agreement if, among other reasons, the acquisition has not been completed on or before March 31, 2007, unless failure to complete the acquisition by that time is due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party, or in the case of a termination by FFSW, a breach by any director or officer of FFSW to perform his or her obligations under the applicable shareholder agreements.

CONDITIONS TO THE ACQUISITION

     The respective obligations of Washington Federal and FFSW to consummate the acquisition are subject to the satisfaction, or waiver by the other party, of a number of conditions specified in the Agreement. The primary conditions to the consummation of the acquisition are:

     o    the approval of the Agreement by FFSW's stockholders;

     o the receipt of all regulatory approvals required and no such approvals contain any conditions, restrictions or requirements which Washington Federal reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the acquisition to such a degree that Washington Federal would not have entered into this Agreement had such conditions, restrictions or requirements been known;

     o no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which would prohibit the acquisition;

     o Washington Federal, FFSW and George A. Rosenbaum, Jr., and the directors of FFSW (except for Director Kauzlaric) shall have entered into Non-Solicitation Agreements; and

     o Washington Federal, FFSW and Aubrey L. Dunn, Jr. shall have entered into a Non-Compete, Non-Solicitation Agreement.

     The obligations of FFSW are also subject to the fulfillment or written waiver by FFSW of each of the following conditions:

     o the representations and warranties of Washington Federal in the Agreement, shall be true and correct, except that such representations and warranties will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect (as defined in the Agreement) on it and FFSW shall have received a certificate, signed on behalf of Washington Federal to such effect; and

     o Washington Federal shall have performed in all material respects all obligations required to be performed by the Agreement, and FFSW shall have received a certificate, signed on behalf of Washington Federal to such effect.

     The obligations of Washington Federal are also subject to the fulfillment or written waiver by Washington Federal of each of the following conditions:

     o the representations and warranties of FFSW in the Agreement, shall be true and correct, except that such representations an warranties will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect (as defined in the Agreement) on us and Washington Federal shall have received a certificate, signed on behalf of FFSW to such effect;

     o FFSW shall have performed in all material respects all obligations required to be performed by the Agreement, and Washington Federal shall have received a certificate, signed on behalf of FFSW to such effect;

     o    the disposition by FFSW of certain assets of FFSW;

     o the expenses incurred by FFSW and First Federal in connection with the acquisition shall not exceed $1.5 million; and

     o at least five business days prior to the completion of the acquisition, FFSW's stockholders' equity shall not be less than $50 million.

     FFSW cannot guarantee whether all of the conditions to the acquisition will be satisfied or waived by the party permitted to do so. See Article VII of the Agreement, which is attached to this proxy statement as Appendix A, for a more complete description of the conditions to the acquisition.

CONDUCT OF BUSINESS PENDING THE ACQUISITION

     The Agreement contains various restrictions on the operations of FFSW before the effective time of the acquisition. FFSW has agreed that prior to the effective time of the acquisition, except as otherwise provided in the Agreement, or unless permitted by Washington Federal, neither it nor its subsidiaries will:

     o conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Washington Federal the goodwill of the customers of FFSW and First Federal and others with whom business relations exist;

     o other than pursuant to existing obligations, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any rights or permit any additional shares of stock to become subject to grants of employee or director stock options or other rights;

     o (i) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of FFSW capital stock, other than (A) a cash dividend of $0.07 per share to be declared in September 2006 and paid in October 2006 to holders of FFSW common stock; or (B) a cash dividend of $0.07 per share which shall be declared and paid during January 2007 if the acquisition is not consummated by January 10, 2007; or (C) dividends from First Federal Bank to FFSW; or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     o enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements or arrangements with any director, officer or employee of FFSW or its subsidiaries or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law, and to satisfy existing contractual obligations;

     o hire any person as an employee of FFSW or any of its subsidiaries or promote any employee, except (i) to satisfy existing contractual obligations and (ii) persons hired to fill any vacancies arising whose employment is terminable at the will of FFSW or a subsidiary of FFSW and who are not eligible to receive severance or similar benefits or payments as a result of the acquisition or the completion of the acquisition;

     o enter into, establish, adopt, amend or terminate, or make any contributions to (except as otherwise may be required by law or existing contract, and except for contributions to FFSW's defined contribution plan in the ordinary course and consistent with prior practice), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of FFSW or its subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable;

     o sell, transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties except (i) as required by the Agreement and (ii) in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to FFSW and its subsidiaries taken as a whole;

     o acquire, including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, other than as permitted by the Agreement, deposits or properties of any other entity;

     o make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate;

     o amend the FFSW certificate of incorporation or the FFSW bylaws or the articles of incorporation or bylaws of any subsidiary of FFSW or enter into a plan of consolidation, merger, share exchange or reorganization with any person or a letter of intent or agreement in principle with respect thereto;

     o implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP;

     o enter into, cancel, fail to renew or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

     o enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FFSW or any of its subsidiaries is or becomes a party, which settlement, agreement or action involves payment by FFSW or any of its subsidiaries of an amount which exceeds $10,000 and/or would impose any material restriction on the business of FFSW or any of its subsidiaries or create precedent for claims that are reasonably likely to be material to FFSW and its subsidiaries taken as a whole;

     o enter into any new material line of business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered "high risk" under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility;

     o introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements, except those the material terms of which have been fully disclosed in writing to Washington Federal;

     o    enter into any derivatives contract;

     o incur any indebtedness for borrowed money (other than deposits and various forms of short-term indebtedness in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

     o acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States government securities or United States government agency securities, in each case, with a term of 90 days or more;

     o (A) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit, other than those made or acquired in the ordinary course of business consistent with past practice which have (y) in the case of non-real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $250,000 and (z) in the case of real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $1.0 million; (B) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (A) above; or
          (C) enter into any loan securitization or create any special purpose funding entity.

     o make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

     o take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the Agreement being or becoming materially untrue, any conditions to the acquisition set forth in the Agreement not being satisfied or a material violation of any provision of the Agreement;

     o make or change any material tax election, settle or compromise any material tax liability of FFSW or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes of FFSW or any of its subsidiaries, enter into any closing agreement with respect to any material amount of taxes or surrender any right to claim a material tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;

     o take any action that would cause the Agreement to be subject to the provisions of any state anti-takeover law or state law that purports to limit or restrict business combinations; or

     o enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

     The Agreement also contains other agreements relating to the conduct of the parties before consummation of the acquisition, including the following:

     o except as expressly contemplated or permitted by the Agreement or as required by applicable law, rule or regulation, Washington Federal shall not, without the prior written consent of FFSW (which consent shall not be unreasonably withheld), (i) take any action that is intended or may reasonably be expected to result in any of the conditions to the acquisition set forth in the

          Agreement not being satisfied, (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the acquisition beyond the time period contemplated by the Agreement or (iii) agree to, or make any commitment to, take any of the prohibited actions;

     o each of FFSW and Washington Federal agrees to use its reasonable best efforts in good faith, and to cause its subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the acquisition as promptly as practicable; and

     o FFSW agrees to take all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of the Agreement and any other matters required to be approved by FFSW's stockholders, and the FFSW Board of Directors shall at all times prior to and during such meeting recommend approval of the Agreement, except that FFSW and the Board may change their recommendation if and only to the extent that (i) FFSW complies in all material respects with provisions in the Agreement relating non-solicitation of an acquisition proposal (as defined below), (ii) the Board, based on advice of its outside counsel, determines in good faith that failure to do so would result in a violation of its fiduciary duties under applicable law, and (iii) if the Board intends to change its recommendation following an acquisition proposal, (A) the FFSW Board shall have concluded in good faith that such proposal constitutes a superior proposal (as defined below) to FFSW, (B) FFSW must notify Washington Federal of its intention to change its recommendation and provide certain information relating to the acquisition proposal, and (C) prior to effecting the change in recommendation, FFSW must negotiate with Washington Federal in good faith for a period of up to five business days to make such adjustments in the terms and condition of the Agreement so that such acquisition proposal ceases to constitute a superior proposal.

     See Articles IV and VI of the Agreement, which is attached to this proxy statement as Appendix A, for a more complete description of restrictions and agreements on the conduct of business of FFSW pending the acquisition.

AGREEMENT NOT TO SOLICIT OTHER OFFERS

     FFSW agrees that it shall use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any "acquisition proposal" which would generally include any inquiry, proposal or offer, the filing of any regulatory application or notice or disclosure of an intention to do any of the foregoing, from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of FFSW and its subsidiaries taken as a whole; direct or indirect acquisition or purchase of 10% or more of the voting power of FFSW or any of its significant subsidiaries; tender offer or exchange offer that would result in any person beneficially owning 10% or more of any class of equity securities of FFSW; or a merger, consolidation, business combination, recapitalization, liquidating dissolution or similar transaction involving FFSW or any of its significant subsidiaries.

     In addition, FFSW shall not, and shall cause its directors, officers or employees or any representative retained by FFSW not to, directly or indirectly through another person:

     o solicit, initiate or encourage, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal;

     o provide any confidential information or data to any person relating to any acquisition proposal;

     o participate in any discussions or negotiations regarding any acquisition proposal;

     o waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any person other than Washington Federal or its affiliates;

     o approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or propose to do any of the foregoing; or

     o make or authorize any statement, recommendation or solicitation in support of any acquisition proposal, unless, prior to the date of the special meeting, the Board of Directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach or would be reasonably expected to result in a breach of its fiduciary duties under applicable law, then FFSW may respond to an unsolicited acquisition proposal that its Board believed in good faith constituted a superior proposal

     In the event that FFSW receives a superior proposal, then it or the Board of Directors may (i) furnish information in response to the acquisition proposal provided that the party so requesting such information executes a confidentiality agreement and (ii) participate in discussions or negotiations regarding the superior proposal.

     The term "superior proposal" is defined in the Agreement as a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration of cash and/or securities, more than 50% of the combined voting power of FFSW's common stock then outstanding, or all or substantially all of a FFSW's consolidated assets, which, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and after taking into account the advice of FFSW's financial advisor and outside counsel, the FFSW Board of Directors determines in good faith (a) is more favorable to its stockholders, from a financial point of view, than the acquisition, (b) is reasonably likely to be consummated on its terms and (c) for which financing is then committed or which, in the good faith judgment of the Board, is reasonably likely to be obtained by such third party.


     The information provided above contains all of the material terms regarding agreements not to solicit other offers. See Section 6.07 of the Agreement, which is attached to this proxy statement as Appendix A, for a more complete description of the agreement not to solicit other offers.


EMPLOYEE MATTERS

     Under the terms of the Agreement, Washington Federal shall take all reasonable action so that employees of FFSW and its subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Washington Federal to the same extent as similarly-situated employees of Washington Federal and its subsidiaries

     Washington Federal shall cause each employee benefit plan in which employees of FFSW and its subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for purposes of eligibility to participate in, vesting of benefits under or accrual of benefits under any defined benefit pension plans), the service of such employees with FFSW and its subsidiaries to the same extent as such service was credited for such purpose by FFSW, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing in the Agreement shall limit the ability of Washington Federal to amend or terminate any of FFSW's benefit plans in accordance with and to the extent permitted by their terms at any time permitted by such terms.

     Washington Federal shall honor, and continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of FFSW and its subsidiaries and current and former directors of FFSW and its subsidiaries, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of FFSW.

     SEVERANCE PAY PLAN. FFSW has established a severance pay plan effective October 10, 2006, for the benefit of its eligible employees and those of other participating employers. Messrs. Aubrey L. Dunn, Jr. and George A. Rosenbaum, Jr. are not eligible to participate in the severance pay plan. The severance pay plan supersedes all prior plans, policies or practices relating to the payment of severance benefits. An eligible employee who is terminated other than for cause, or who voluntarily terminates employment following a change in control due to (i) a material reduction in the employee's base compensation or benefits by more than 20%, or (ii) the relocation of the employee's principal place of employment by more than thirty miles from its location immediately prior to the change in control ("Involuntary Severance"), is eligible to receive severance benefits under the severance pay plan. For these purposes, an eligible employee who incurs an Involuntary Severance within twelve months following a change in control shall be entitled to the following benefits: a "Tier One Employee" will receive a lump sum cash payment equal to 100% (i.e. twelve months) of his or her base salary; a "Tier Two Employee" will receive a lump sum cash payment equal to 50% (i.e. six months) of his or her base salary; and a "Tier Three Employee" will receive a lump sum cash payment equal to 25% (i.e. three months) of his or her base salary. Amounts received in excess of $220,000 (as indexed) will not be included in an employee's base salary. An eligible employee who becomes entitled to severance benefits and who is participating in "group health plans" at such time will also be eligible for continuation of coverage under any group medical, dental and other plans that constitute group health plans for a period equal to the employee's severance period. Severance benefits are generally paid in the form of a lump sum distribution on the date of Involuntary Severance, except to the extent required by Internal Revenue Code Section 409A, in which case distributions to "key employees" will be delayed until the six-month anniversary of the later of the individual's Involuntary Severance or "separation from service," as defined in Internal Revenue Code Section 409A.

     RETENTION PAY PLAN. FFSW has established a retention pay plan effective October 10, 2006, for the benefit of certain employees. The retention pay plan provides a retention bonus to certain employees who maintain their employment with First Federal Bank or FFSW, or any successor to First Federal Bank or FFSW, for a minimum period following a change in control; provided, however, that participants will not be required to work beyond April 30, 2007, in order to receive their retention bonuses. The severance pay plan expires on December 31, 2007 in the event a change in control has not occurred in 2007. Individual retention bonuses under the plan range from a minimum of $10,000 to a maximum of $30,000, and total $200,000 in the aggregate. Messrs. Aubrey L. Dunn, Jr. and George A. Rosenbaum, Jr. are not participants in the retention pay plan.

REPRESENTATIONS AND WARRANTIES IN THE AGREEMENT

     Both Washington Federal and FFSW have made certain customary representations and warranties to each other relating to their businesses in the Agreement. The Agreement contains a number of customary representations and warranties made by Washington Federal and FFSW with respect to themselves and their respective subsidiaries. These representations and warranties relate to, among other things:

     o corporate organization, standing and authority with respect to both companies and their subsidiaries;

     o    corporate power and authority;

     o    absence of legal proceedings; and

     o authorization, execution, delivery, performance and enforceability of the Agreement, and required consents, approvals, orders and authorizations of governmental entities relating to the Agreement and related matters.

FFSW also made representations and warranties to Washington Federal regarding:

     o    capitalization;

     o financial reports, the absence of undisclosed liabilities and internal controls;

     o    regulatory matters;

     o    compliance with applicable laws;

     o    material contracts, leases and defaults;

     o    employee benefit plans;

     o    labor matters;

     o    environmental matters;

     o    filing of tax returns, payment of taxes and other tax matters;

     o    risk management instruments;

     o    loans and nonperforming and classified assets;

     o    the condition of its properties;

     o    intellectual property;

     o    books and records;

     o    insurance coverage;

     o    allowance for loan losses;

     o    required vote and anti-takeover provisions;

     o    transactions in securities;

     o    registration obligations;

     o    lack of agreement on directorships; and

     o    the accuracy of the disclosures as a whole.

     For information on these representations and warranties, please refer to
Article V of the Agreement attached as Appendix A. The representations and warranties must generally be true through the completion of the acquisition. See "Conditions to the Acquisition" beginning on page 29.

     Such representations and warranties generally must remain accurate through the completion of the acquisition unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty.

TERMINATION OF THE AGREEMENT

     The Agreement may be terminated at or prior to the completion of the acquisition, either before or after any requisite stockholder approval by:

     o    the mutual written consent of Washington Federal and FFSW;

     o either party provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in the Agreement, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and which breach would entitle the non-breaching party not to consummate the acquisition;

     o either party in the event that the acquisition is not consummated by March 31, 2007, except to the extent that the failure of the acquisition to be consummated shall be due to the failure of the party seeking to terminate pursuant to the Agreement to perform or observe the covenants and agreements of such party or the failure of any of the FFSW shareholders (if FFSW is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant shareholder agreement executed in connection with the Agreement;

     o either party in the event the approval of any governmental authority required shall have been denied by final nonappealable action or shall have been permanently withdrawn at the request of a governmental authority, provided, however, that no party shall have the right to terminate the Agreement if such denial shall be due to the failure of the party seeking to terminate the Agreement to perform or observe the covenants of such party;

     o either party if any approval of the stockholders of FFSW shall not have been obtained;

     o FFSW if monetary penalties related to the Bank Secrecy Act are imposed on First Federal Bank and FFSW does not agree to reduce the merger consideration by the amount of the penalties and FFSW reimburses Washington Federal for its accountable expenses in connection with the acquisition;

     o Washington Federal shall have breached the non-solicitation provisions described under "--Agreement Not to Solicit Other Offers" on page ___; the FFSW Board of Directors shall have failed to make its recommendation to its shareholders to approve the Agreement, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Washington Federal; or FFSW shall have materially breached its obligations by failing to call, give notice of, convene and hold the FFSW special meeting; or

     o Washington Federal if a tender offer or exchange offer for 15% or more of the outstanding shares of FFSW common stock is commenced and the FFSW Board of Directors recommends that the stockholders of FFSW tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer.

     See Article VIII of the Agreement, which is attached to this proxy statement as Appendix A, for a more complete description of the termination provisions. If the Agreement is terminated, the Agreement will generally become void and have no further effect, and all costs and expenses incurred in connection with the acquisition will be paid by the party incurring the expense, except as set forth below.

TERMINATION FEES

     The Agreement provides that FFSW must pay Washington Federal a $5.0 million termination fee under the circumstances and in the manner described below:

     o if the Agreement is terminated by Washington Federal for any of the reasons described in the eighth bullet point or the ninth bullet point in the first paragraph under "--Termination of the Agreement" on page __; or

     o    if the Agreement is terminated by

               1) Washington Federal pursuant to the second bullet point in the first paragraph under "-- Termination of the Agreement" on page ___,

               2) either Washington Federal or FFSW because the acquisition has not been consummated by March 31, 2007 and at the time of such termination the FFSW stockholders have not voted on the Agreement, or

               3) either Washington Federal or FFSW because the stockholders of FFSW have not approved the Agreement as required, and in each of (1), (2) or (3) above, an acquisition proposal (as defined under "-- Agreement Not to Solicit Other Offers" on page ___) shall have been publicly announced or otherwise communicated or made known to the senior management or the Board of Directors of FFSW (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) at any time after the date of the Agreement and prior to the time that stockholders of FFSW vote on the Agreement or the date of termination of the Agreement, as applicable, and within 15 months after such termination, FFSW enters into an agreement with respect to a "control transaction" (defined below) or consummates a "control transaction" which is the subject of an acquisition proposal, then FFSW shall pay to Washington Federal an amount equal to $2.5 million on the date of execution of such agreement and upon consummation of any such control transaction at any time thereafter, FFSW shall pay to Washington Federal an additional $2.5 million, and if a control transaction is consummated otherwise than pursuant to an agreement with FFSW within 18 months after such termination, then FFSW shall pay to Washington Federal $5.0 million (less any amount previously paid by FFSW) on the date of consummation of a control transaction. As used in the Agreement, a "control transaction" means (i) the acquisition by any person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of FFSW or First Federal or a majority of the assets or FFSW or First Federal, (ii) any issuance of securities resulting in the ownership by any person of more than 50% of the voting power of FFSW or by any person other than FFSW or its subsidiaries of more than 50% of the voting power of First Federal or (iii) any merger, consolidation or other business combination transaction involving FFSW or any of its subsidiaries as a result of which the stockholders of FFSW cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction.

     Any termination fee that becomes payable pursuant to the Agreement shall be paid by wire transfer of immediately available funds to an account designated by Washington Federal.

     If FFSW fails to pay Washington Federal amounts due in the above scenarios, FFSW shall pay the costs and expenses, including reasonable legal fees and expenses incurred by Washington Federal in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided Washington Federal prevails on the merits.

FEES AND EXPENSES

     Each party will bear all expenses incurred by it in connection with the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing shall limit either party's rights to recover any liabilities or damages as described above, and provided further that the expenses incurred by FFSW shall in no event exceed $1.5 million.

WAIVER AND AMENDMENT OF THE AGREEMENT

     Prior to the completion of the acquisition, any provision of the Agreement may be waived (except with regard to the receipt of regulatory approvals) by the party benefited by the provision, or amended or modified at any time, by an agreement in writing among the parties executed in the same manner as the Agreement, except that after the FFSW special meeting no amendment shall be made which by law requires further approval by the stockholders of FFSW without obtaining such approval.

                        OWNERSHIP OF FFSW COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information regarding ownership of FFSW common stock as of the Record Date, by beneficial owners of more than 5% of the outstanding shares of FFSW common stock, by each director and each executive officer, and by all directors and executive officers of FFSW as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                              AMOUNT OF          PERCENT OF SHARES
                                       SHARES OWNED AND NATURE    OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER   OF BENEFICIAL OWNERSHIP    OUTSTANDING (1)
------------------------------------   -----------------------   -----------------
Edward K. David                               310,752(2)                7.8%
Aubrey L. Dunn, Jr.                           121,976(3)                3.1
Kay R. McMillan (4)                           944,296(5)               23.6
Michael P. Mataya                              20,435(6)                  *
James E. Paul, Jr.                             16,600(7)                  *
Larry L. Sheffield                             67,336(8)                1.7
Russell P. Weems                               27,960                     *
Richard C. Kauzlaric                          113,881(9)                2.9
Marc Reischman                                219,984(10)               5.5
Michael A. McMillan(4)                         42,968(11)               1.1
Arturo Jurado                                  79,660(12)               2.0
Catherine Gutierrez                             3,122(13)                 *
George A. Rosenbaum, Jr.                       14,800(14)                 *
All directors and executive officers
   as a group (13 persons)                  1,983,770(15)              48.5%

----------
(1) Calculated as a percentage of common shares outstanding plus stock options that are exercisable within 60 days of the Record Date.
(2) Includes 75,240 shares of common stock owned indirectly through a corporation and 11,400 options that can be exercised within 60 days of the Record Date.
(3) Includes 9,400 shares of common stock owned through an individual retirement account and 10,256 options that can be exercised within 60 days of the Record Date.
(4) Kay R. McMillan and Michael A. McMillan are related to one another as mother and son, respectively.
(5) Includes 48,072 shares of common stock owned by a pension plan, of which Mrs. McMillan is a trustee, and 6,200 options that can be exercised within 60 days of the Record Date.
(6) Includes 757 shares held by an individual retirement account, 14,974 shares held in trust and 3,000 options that can be exercised within 60 days of the Record Date.
(7) Includes 13,800 options that can be exercised within 60 days of the Record Date.
(8) Includes 8,200 options that can be exercised within 60 days of the Record Date.
(9) Includes 110,881 shares of common stock held in trust and 3,000 options that can be exercised within 60 days of the Record Date.
(10) Includes 164,296 shares of common stock held by a corporation and 11,000 options that can be exercised within 60 days of the Record Date.
(11) Includes 9,000 options that can be exercised within 60 days of the Record Date.
(12) Includes 32,000 shares owned by a corporation and 6,200 options that can be exercised within 60 days of the Record Date.
(13) Includes 3,000 options that can be exercised within 60 days of the Record Date.
(14) Includes 14,800 options that can be exercised within 60 days of the Record Date.
(15) Includes 99,856 options that can be exercised within 60 days of the Record Date.

--------------------------------------------------------------------------------
                 PROPOSAL II--ADJOURNMENT OF THE SPECIAL MEETING
--------------------------------------------------------------------------------

     In the event that there are not sufficient votes to constitute a quorum or approve the adoption of Proposal I at the time of the special meeting, the proposal may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by FFSW at the time of the special meeting to be voted for an adjournment, if necessary, FFSW has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The special meeting may be postponed or adjourned for the purpose of soliciting additional proxies. The Board of Directors recommends that its stockholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

     Approval of the proposal to adjourn the special meeting requires the approval of a majority of the votes cast. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the special meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     The acquisition is expected to be consummated prior to the next regularly scheduled annual meeting of FFSW's stockholders, in which case the annual meeting would not be convened. However, if the acquisition is not consummated prior to the next regularly scheduled annual meeting of FFSW's stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must have been received at FFSW's executive office, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, no later than September 29, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

     If necessary, the date on which the next annual meeting of stockholders is expected to be held is February 28, 2007. Advance written notice of business or nominations to the Board of Directors to be brought before the next annual meeting of stockholders must be given to FFSW no later than December 30, 2006.

--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

     FFSW is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet website that contains reports, proxy and information statements and other information about issuers, like FFSW, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. The reports and other information filed by FFSW with the Securities and Exchange Commission are also available at FFSW's Internet web site. The address is http://www.1stfedbank.com.

     You should also be able to inspect reports, proxy statements and other information about FFSW at the offices of the Nasdaq Stock Market, Inc., 33 Whitehall Street, New York, New York 10004.

     No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by FFSW or any other person. This proxy statement is dated ___________, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

               APPENDIX A -- AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      CERTAIN DEFINITIONS.............................................1

     1.01      Certain Definitions.............................................1

ARTICLE II     THE MERGER......................................................7

     2.01      The Merger......................................................7

     2.02      Effective Date and Effective Time; Closing......................8

ARTICLE III    MERGER CONSIDERATION; EXCHANGE PROCEDURES.......................8

     3.01      Conversion of Shares............................................8

     3.02      Exchange Procedures.............................................9

     3.03      Dissenting Shares..............................................11

     3.04      FFSW Options...................................................11

     3.05      Bank Merger....................................................11

ARTICLE IV     ACTIONS PENDING ACQUISITION....................................11

     4.01      Forbearances of FFSW...........................................11

     4.02      No Fundamental Washington Federal Changes......................15

ARTICLE V      REPRESENTATIONS AND WARRANTIES.................................15

     5.01      Disclosure Schedules...........................................15

     5.02      Standard.......................................................16

     5.03      Representations and Warranties of FFSW.........................16

     5.04      Representations and Warranties of Washington Federal...........33

     5.05      Representations and Warranties of Merger Sub...................35

ARTICLE VI     COVENANTS......................................................36

     6.01      Reasonable Best Efforts........................................36

     6.02      Shareholder Approval...........................................36

     6.03      Proxy Statement................................................37

     6.04      Regulatory Filings.............................................38

     6.05      Press Releases.................................................38

     6.06      Access; Information............................................38

     6.07      Acquisition Proposals..........................................40

     6.08      Certain Policies...............................................41

     6.09      Indemnification................................................42

     6.10      Benefit Plans..................................................43

     6.11      Notification of Certain Matters................................44

                                TABLE OF CONTENTS
                                   (Continued)

     6.12      Estoppel Letters...............................................44

     6.13      Assumption of Indenture Obligations............................44

     6.14      Antitakeover Statutes..........................................45

     6.15      Disposition of Certain Assets..................................45

     6.16      Regulatory Remediation.........................................45


ARTICLE VII    CONDITIONS TO CONSUMMATION OF THE MERGER.......................45

     7.01      Conditions to Each Party's Obligation to Effect the Merger.....45

     7.02      Conditions to Obligation of FFSW...............................46

     7.03      Conditions to Obligation of Washington Federal.................47

ARTICLE VIII   TERMINATION....................................................48

     8.01      Termination....................................................48

     8.02      Effect of Termination and Abandonment..........................49

ARTICLE IX     MISCELLANEOUS..................................................50

     9.01      Survival.......................................................50

     9.02      Waiver; Amendment..............................................51

     9.03      Counterparts...................................................51

     9.04      Governing Law..................................................51

     9.05      Expenses.......................................................51

     9.06      Notices........................................................51

     9.07      Entire Understanding; No Third Party Beneficiaries.............52

     9.08      Severability...................................................52

     9.09      Enforcement of the Agreement...................................53

     9.10      Interpretation.................................................53

     9.11      Assignment.....................................................53

     9.12      Alternative Structure..........................................53

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 10, 2006, among Washington Federal, Inc. ("Washington Federal"), Washington Federal Acquisition, Inc. ("Merger Sub") and First Federal Banc of the Southwest, Inc. ("FFSW").

                                    RECITALS

     A.      Washington Federal. Washington Federal is a Washington corporation,
             ------------------
having its executive offices in Seattle, Washington.

     B.      FFSW. FFSW is a Delaware  corporation, having its executive offices
             ----
in Roswell,  New Mexico.

     C.      Merger Sub. Merger Sub is a Delaware corporation and a wholly owned
             ----------
 indirect subsidiary of Washington Federal.

     D.      Board Action. The respective Boards of Directors of Washington
             ------------
Federal, Merger Sub and FFSW have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger (as defined herein) provided for herein.

     E.      Shareholder Agreements.   As  a  material  inducement to Washington
             ----------------------
Federal to enter into this Agreement, and simultaneously with the execution of this Agreement, certain Shareholders (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of FFSW Common Stock (as defined herein) in favor of the approval and adoption of this Agreement.

     NOW,   THEREFORE,  in  consideration  of  the  premises and  of the  mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

        1.01     Certain Definitions.    The  following  terms are used  in this
                 -------------------
Agreement with the meanings set forth below:

        "Acquisition Proposal"  has  the meaning set  forth  in Section 6.07(a).

        "Agreement" means this Agreement and Plan of Reorganization, as amended or modified from time to time in accordance with Section 9.02.

        "Agreement and Plan of Merger and Liquidation" means the Agreement and Plan of Merger and Liquidation between FFSW and Washington Federal, the form of which is attached hereto to Annex B, as amended or modified from time to time in accordance with its provisions.

        "Bank Merger" has the meaning set forth in Section 3.05.

        "Bank Merger Agreement" means the Agreement of Merger to be entered into by and between WFS and FFB, the form of which is attached hereto as Annex C and which form shall be subject to such changes as Washington Federal shall reasonably specify.

        "Bank  Secrecy  Act" means  the Bank  Secrecy Act of 1970, as amended.

        "Benefit  Plans" has the meaning set forth in Section 5.03(m)(i).

        "Burdensome Condition" has the meaning set forth in Section 7.01(b).

        "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the States of New Mexico or Washington are authorized or obligated to close.

        "Certificate" means a certificate that immediately prior to the Effective Time evidenced shares of FFSW Common Stock.

        "Change in Control Benefit" has the meaning set forth in Section 5.03(m)(viii).

        "Change in Recommendation" has the meaning set forth in Section 6.02(a).

        "Closing" has the meaning set forth in Section 2.02(b).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

         "Confidentiality Agreement" has the meaning set forth in Section
6.06(d).

         "Control Transaction" has the meaning set forth in Section
8.02(b)(ii).

         "Derivatives Contract" has the meaning set forth in Section
5.03(q)(ii).

         "DGCL" means the Delaware General Corporation Law.

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Dissenting Shares" has the meaning set forth in Section 3.03.

         "DOL" has the meaning set forth in Section 5.03(m)(i).

         "Effective Date" has the meaning set forth in Section 2.02(a).

         "Effective Time" has the meaning set forth in Section 2.02(a).

         "Employees" has the meaning set forth in Section 5.03(m)(i).

         "Environmental Laws" has the meaning set forth in Section 5.03(o).

         "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

         "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

         "Equity Security" means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" means an agent appointed by Washington Federal and reasonably acceptable to FFSW for the purpose of exchanging Certificates.

         "Exchange Fund" has the meaning set forth in Section 3.02(a).

         "Fair Housing Act" means the Fair Housing Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank of Dallas.

         "FFB" means First Federal Bank, a federally chartered savings bank and wholly owned subsidiary of FFSW.

         "FFB Board" means the Board of Directors of FFB.

         "FFSW" has the meaning set forth in the preamble to this Agreement.

         "FFSW Articles" means the Certificate of Incorporation of FFSW, as amended.

         "FFSW Board" means the Board of Directors of FFSW.

         "FFSW Bylaws" means the Bylaws of FFSW, as amended.

         "FFSW Common Stock" means the common stock, $0.01 par value per share, of FFSW.

         "FFSW Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes FFSW and its Subsidiaries and any predecessor of and any successor to FFSW (or to another such predecessor or successor).

         "FFSW Loan Property" has the meaning set forth in Section 5.03(o).

         "FFSW Meeting" has the meaning set forth in Section 6.02(a).

         "FFSW Options" means the options to acquire FFSW Common Stock issued under the FFSW Stock Option Plans.

         "FFSW Preferred Stock" means the preferred stock, $0.01 par value per share, of FFSW.

         "FFSW Stock Option Plans" means the First Federal Bank 1995 Stock Option Plan and the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan.

         "GAAP" means generally accepted accounting principles and practices as in effect from time to time in the United States.

         "Governmental Authority" means any federal, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

         "Gross-Up Payment" has the meaning set forth in Section 5.03(m)(viii).

         "Hazardous Substance" has the meaning set forth in Section 5.03(o).

         "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.09(a).

         "Insurance Policies" has the meaning set forth in Section 5.03(v).

         "IRS" has the meaning set forth in Section 5.03(m)(i).

         "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

         "Liquidation" has the meaning set forth in Section 2.01(a).

         "Loans" has the meaning set forth in Section 4.01(s).

         "Material Adverse Effect" means (i) with respect to FFSW, any effect that is material and adverse to the financial condition, results of operations or business of FFSW and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking, savings institution and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks, federal savings institutions and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, or (d) the effects of any action or omission taken with the prior written consent of Washington Federal or as otherwise required by this Agreement, provided that the effect of such changes described in clauses (a),
(b) and (c) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact (if any) they have on FFSW and its Subsidiaries as a whole as measured relative to similarly situated companies in the savings institution industry, or (ii) with respect to FFSW or Washington Federal, any effect that would materially impair the ability of FFSW and its Subsidiaries or Washington Federal and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement, the Agreement and Plan of Merger and Liquidation or the Bank Merger Agreement on a timely basis or otherwise materially impede the consummation of the Transaction.

         "Material Contracts" has the meaning set forth in Section 5.03(k)(i).

         "Maximum Insurance Amount" has the meaning set forth in Section
6.09(c).

         "Measuring Date" has the meaning set forth in Section 7.03(f)(i).

         "Merger" has the meaning set forth in Section 2.01(a).

         "Merger Consideration" has the meaning set forth in Section 3.01(c).

         "Merger Sub" has the meaning set forth in the preamble to this Agreement.

         "National Labor Relations Act" means the National Labor Relations Act, as amended.

         "Option Merger Consideration" has the meaning set forth in Section
3.04.

         "OTS" means the Office of Thrift Supervision.

         "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

         "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

         "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

         "Proxy Statement" has the meaning set forth in Section 6.03(a).

         "REO" means real estate owned.

         "Representatives" has the meaning set forth in Section 6.07(a).

         "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Securities Documents" has the meaning set forth in Section 5.03(g)(i).

         "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

         "Shareholders" means each director and executive officer of FFSW, except for Richard Kauzlaric.

         "Significant Subsidiaries" has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

         "Subsidiary" has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

         "Superior Proposal" has the meaning set forth in Section 6.07(a).

         "Surviving Corporation" has the meaning set forth in Section 2.01(a).

         "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

         "Tax Returns" means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

         "Termination Fee" has the meaning set forth in Section 8.02(b).

         "Transaction"  means  the  Merger,  the  Liquidation   and   any  other
transactions contemplated by this Agreement.

         "Treasury Stock" means shares of FFSW Common Stock held by FFSW, other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

         "WBCA" means the Washington Business Corporation Act.

         "Washington Federal" has the meaning set forth in the preamble to this Agreement.

         "Washington Federal Benefit Plans" has the meaning set forth in Section 6.10(a).

         "Washington Federal Board" means the Board of Directors of Washington Federal.

         "WFS"  means  Washington  Federal  Savings   and  Loan  Association,  a
federally  chartered  savings  association  and   wholly  owned   subsidiary  of
Washington Federal.

         "WFS Board" means the Board of Directors of WFS.

                                   ARTICLE II

                                   THE MERGER

         2.01     The Merger.
                  -----------

         (a) The Merger. Subject to the terms  and conditions of this Agreement,
             ----------
at the Effective Time, Merger Sub shall merge with and into FFSW in accordance with the applicable provisions of the DGCL ( the "Merger"), the separate corporate existence of Merger Sub shall cease and FFSW shall survive and continue to exist as a corporation incorporated under the DGCL (FFSW, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Immediately following the Merger, the Surviving Corporation will be merged and liquidated into
Washington Federal (the "Liquidation") in accordance with this Agreement and the Agreement and Plan of Merger and Liquidation.

         (b) Name. The name of the Surviving Corporation shall be "First Federal
             ----
Banc  of the Southwest, Inc."

         (c)  Certificate  of  Incorporation  and Bylaws.  The   certificate  of
              ------------------------------------------
incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the FFSW Articles and FFSW Bylaws as in effect immediately prior to the Merger.

         (d) Directors and Executive Officers of the Surviving Corporation.  The
             -------------------------------------------------------------
directors of the Surviving Corporation immediately after the Merger shall be the directors of Merger Sub immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Merger Sub immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

         (e) Effect of the Merger. At  the  Effective  Time,  the  effect of the
             --------------------
Merger shall be as provided in the DGCL.

         (f) Additional Actions. If, at any time after the Effective  Time,  the
             ------------------
Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of FFSW or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, FFSW, Merger Sub and their proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

         2.02     Effective Date and Effective Time; Closing.
                  -------------------------------------------

         (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause a certificate of merger relating to the Merger to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL on (i) the fifth Business Day following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

         (b) A closing (the "Closing") shall take place at the offices of Patton Boggs LLP, 2550 M Street, NW, Washington, DC 20037, or at such other place as the parties may mutually agree upon, on the Effective Date. At the Closing, there shall be delivered to Washington Federal and FFSW the documents required to be delivered under Article VII hereof.

                                  ARTICLE III

                    MERGER CONSIDERATION; EXCHANGE PROCEDURES

         3.01     Conversion of Shares.   Subject  to  the  provisions  of  this
                  --------------------
Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

         (a) Outstanding Merger Sub Stock. Each share of common stock of Merger
             ----------------------------
Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation.

         (b) Treasury Stock. Each share of FFSW Common Stock held as Treasury
             --------------
Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         (c) Effect on FFSW Common Stock. Subject to  Sections  3.03  and  6.16,
             ---------------------------
each share of FFSW Common Stock, except for shares of Treasury Stock, shall be converted, by virtue of the Merger, into the right to receive $24.14 in cash, without interest (the "Merger Consideration").

         3.02     Exchange Procedures.
                  -------------------

         (a) Immediately prior to the Effective Time, for the benefit of the holders of Certificates, Washington Federal shall deliver to the Exchange Agent an amount of cash sufficient to make all payments required to be made pursuant to this Article III, in exchange for Certificates representing outstanding shares of FFSW Common Stock in accordance with this Article III (such cash amount, the "Exchange Fund"). The Exchange Agent shall invest such deposited cash as directed by Washington Federal, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to Washington Federal.

         (b) As soon as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), the Exchange Agent shall mail to each holder of record of a Certificate or Certificates, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of FFSW Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Section
3.01. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent,together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, promptly after the Effective Time, the Merger Consideration. Until surrendered as contemplated by this Section 3.02(b), each Certificate (other than Certificates representing Treasury Stock and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in
Section 3.01 and any unpaid dividends and distributions on the shares of FFSW Common Stock represented thereby with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

         (c) If payment of the Merger Consideration is to be made to a Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate form of assignment separate from the Certificate) and otherwise in proper form for transfer, and the Person requesting such payment shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

         (d) At and after the Effective Time, the stock transfer books of FFSW shall be closed and there shall be no transfers on the stock transfer books of FFSW of the shares of FFSW Common Stock which were issued and outstanding immediately prior to the Effective Time. At the Effective Time, holders of FFSW Common Stock shall cease to be, and shall have no rights as, shareholders of FFSW other than to receive the consideration provided under this Article III, subject to Section 3.03 of this Agreement. On or after the Effective Time, any Certificates presented to Washington Federal or the Exchange Agent for transfer shall be cancelled and, subject to Section 3.03, exchanged for the Merger Consideration as provided herein.

         (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FFSW for nine months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Washington Federal. Any shareholders of FFSW who have not theretofore complied with Section 3.02(b) shall thereafter look only to Washington Federal for the Merger Consideration deliverable in respect of each share of FFSW Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of FFSW Common Stock are not surrendered or the payment for them is not claimed prior to the date on which the applicable Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Washington Federal (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Washington Federal and the Exchange Agent shall be entitled to rely upon the stock transfer books of FFSW to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Washington Federal and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (f) Washington Federal (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of FFSW Common Stock such amounts as Washington Federal or the Exchange Agent are required to deduct and withhold under the Code or applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of FFSW Common Stock in respect of which such deduction and withholding was made by Washington Federal.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Washington Federal, the posting by such Person of a bond in such amount as Washington Federal may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          3.03 Dissenting Shares. Each outstanding share  of  FFSW Common Stock,
               -----------------
the holder of which has perfected his right to dissent pursuant to Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FFSW shall give Washington Federal prompt notice upon receipt by FFSW of any such written demands for payment of the fair value of such shares of FFSW Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise), the Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by Washington Federal or the Surviving Corporation.

        3.04 FFSW Options. At the Effective Time,  each  FFSW  Option  which  is
             ------------
outstanding, vested and unexercised immediately prior to the Effective Time, shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of shares of FFSW Common Stock subject to such FFSW Option immediately prior to the Effective Time, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such FFSW Option (the "Option Merger Consideration") less any applicable Taxes required to be withheld with respect to such payment. If the exercise price per share of any such FFSW Option is equal to or greater than the Merger Consideration, such FFSW Option shall be canceled without any cash payment being made in respect thereof. FFSW shall use its reasonable best efforts to obtain the written acknowledgment of each holder of a then-outstanding FFSW Option with regard to the cancellation of such FFSW Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the FFSW Stock Option Plans and all FFSW Options issued thereunder shall terminate at the Effective Time.

         3.05 Bank Merger. As soon as practicable after the execution of this
              -----------
Agreement,or on such later date as Washington Federal shall specify, Washington Federal and FFSW shall cause WFS and FFB to enter into the Bank Merger Agreement, which provides for the merger of FFB with and into WFS (the "Bank Merger"), in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger (or on such later date as Washington Federal shall specify). The Bank Merger Agreement provides that the directors of WFS upon consummation of the Bank Merger shall be the directors of WFS immediately prior to the Bank Merger.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.01  Forbearances  of FFSW.  From  the date hereof until the Effective
               ---------------------
Time,  except as expressly  contemplated  or  permitted by this  Agreement or as

Previously Disclosed, without the prior written consent of Washington Federal, not to be unreasonably withheld, FFSW will not, and will cause each of its Subsidiaries not to:

             (a) Ordinary  Course.  Conduct  its  business  other  than  in  the
                 ----------------
ordinary and usualcourse consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Washington Federal the goodwill of the customers of FFSW and its Subsidiaries and others with whom business relations exist.

             (b) Capital Stock. Other than  pursuant  to  Rights  set  forth  on
                 -------------
Schedule 4.01(b)of FFSW's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

             (c) Dividends; Etc. (i) Make, declare, pay or set aside for payment
                 --------------
any dividend on or in respect of, or declare or make any distribution on, any shares of FFSW capital stock, other than (1) a cash dividend of $0.07 per share to be declared in September 2006 and paid in October 2006 to holders of FFSW Common Stock, (2) to the extent the Merger is not consummated by January 10, 2007, a cash dividend of $0.07 per share which shall be declared and paid during January 2007, or (3) dividends from wholly owned Subsidiaries of FFSW to FFSW or
(ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

             (d) Compensation;  Employment Agreements;  Etc. Enter into or amend
                 ------------------------------------------
or renew any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements or arrangements with any director, officer or employee of FFSW or its Subsidiaries or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except for (i) changes that are required by applicable law, and (ii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of FFSW's Disclosure Schedule.

             (e) Hiring. Hire any person as an employee of FFSW or  any  of  its
                 ------
Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of FFSW's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of FFSW or a Subsidiary of FFSW, and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof.

             (f)  Benefit  Plans.   Enter  into,  establish,   adopt,  amend  or
                  --------------
terminate, or make any contributions to (except (i) as may be required by applicable law, (ii) for contributions to FFSW's defined contribution Benefit Plan in the ordinary course and consistent with prior practice or (iii) to satisfy contractual obligations existing as of the date hereof and set forth on
Schedule 4.01(f) of FFSW's Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of FFSW or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

             (g) Dispositions.  Except  as  required  by  this  Agreement, sell,
                 ------------
transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to FFSW and its Subsidiaries taken as a whole.

             (h) Acquisitions. Acquire (other than by  way  of  foreclosures  or
                 ------------
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 4.01(r)), deposits or properties of any other entity.

             (i) Capital Expenditures. Make any capital expenditures other  than
                 --------------------
those identified on Schedule 4.01(i) of FFSW's Disclosure Schedule and other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate.

             (j) Governing Documents. Amend the FFSW Articles or the FFSW Bylaws
                 -------------------
or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of FFSW or enter into a plan of consolidation, merger, share exchange or reorganization with any person (other than consolidations, mergers or reorganizations solely among wholly owned Subsidiaries of FFSW), or a letter of intent or agreement in principle with respect thereto.

             (k) Accounting  Methods.  Implement  or  adopt  any  change  in its
                 -------------------
accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

             (l) Contracts. Except as otherwise  permitted  under  this  Section
                 ---------
4.01, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

             (m) Claims. Enter into any  settlement  or similar  agreement  with
                 ------
respect to any action, suit, proceeding, order or investigation to which FFSW or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by FFSW or any of its Subsidiaries of an amount which exceeds $10,000 and/or would impose any material restriction on the business of FFSW or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to FFSW and its Subsidiaries taken as a whole.

             (n)  Banking  Operations.  Enter  into  any  new  material  line of
                  -------------------
business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered "high risk" under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility other than those identified on Schedule 4.01(n) of FFSW's Disclosure Schedule.

             (o) Marketing.  Introduce  any material  marketing campaigns or any
                 ---------
material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to Washington Federal prior to the date hereof).

             (p) Derivatives Contracts. Enter into any Derivatives Contract.
                 ---------------------

             (q) Indebtedness. Incur any indebtedness for borrowed money  (other
                 ------------
than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

             (r) Investment   Securities.   Acquire  (other   than   by  way  of
                 -----------------------
foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case, with a term of 90 days or less.

             (s) Loans.   (A)  Make,  renew  or  otherwise modify any loan, loan
                 -----
commitment, letter of credit or other extension of credit (collectively, "Loans"), other than Loans made or acquired in the ordinary course of business consistent with past practice which have (y) in the case of non-real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $250,000 and, (z) in the case of real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $1.0 million; (B) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause
(A) above; or (C) enter into any Loan securitization or create any special purpose funding entity.

             (t) Investments in Real Estate.  Make  any investment or commitment
                 --------------------------
to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

             (u)  Adverse  Actions.  Take  any  action  that  is  intended or is
                  ----------------
reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Agreement and Plan of Merger and Liquidation or the Bank Merger Agreement, in either case, except as may be required by applicable law or regulation.

             (v) Tax Elections. Make or change any material Tax election, settle
                 -------------
or compromise any material Tax liability of FFSW or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of FFSW or any of its Subsidiaries, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

             (w) Antitakeover Statutes.  Take  any  action  (i) that would cause
                 ---------------------
this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Washington Federal or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

             (x) Commitments. Enter  into  any  contract  with  respect  to,  or
                 -----------
otherwise agree or commit to do, any of the foregoing.

     4.02  No  Fundamental  Washington  Federal  Changes.  Except  as  expressly
           ---------------------------------------------
contemplated or permitted by this Agreement or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, Washington Federal shall not, without the prior written consent of FFSW (which consent shall not be unreasonably withheld), (i) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or
(iii) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.02.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01  Disclosure  Schedules.  On or  prior  to the  date  hereof,  FFSW has
           ---------------------
delivered to Washington Federal a schedule and Washington Federal has delivered to FFSW a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV or Article VI; provided, however, the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

     5.02 Standard. Solely for purposes of determining whether the condition set
          --------
forth in Section 7.02(a) or 7.03(a), as the case may be, has been satisfied (and without otherwise qualifying any representation or warranty made on the date hereof), no representation or warranty of FFSW or Washington Federal contained in Sections 5.03 or 5.04, respectively, other than the representations and warranties set forth in Section 5.03(b), the last sentence of Section 5.03(m)(vi), and Section 5.03(m)(viii), which shall be true in all material respects, shall be deemed untrue or incorrect for purposes of Section 7.02(a) or 7.03(a), and no party hereto shall be deemed to have breached a representation or warranty for purposes of such Sections, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

     5.03  Representations and Warranties of FFSW. Subject to Section 5.01, FFSW
           --------------------------------------
hereby represents and warrants to Washington Federal:

             (a) Organization, Standing and Authority.  FFSW  is duly organized,
                 ------------------------------------
validly existing and in good standing under the laws of the State of Delaware. FFSW is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on FFSW. FFSW has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the FFSW Articles and FFSW Bylaws which have previously been made available to Washington Federal are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of FFSW and each of its Subsidiaries previously made available to Washington Federal contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken of their respective stockholders and Board of Directors (including committees of their respective Boards of Directors) through the date hereof.

             (b) FFSW  Capital  Stock.  The authorized  capital  stock  of  FFSW
                 --------------------
consists solely of 6,000,000 shares of FFSW Common Stock, of which 3,992,453 shares are issued and outstanding as of the date hereof, and 500,000 shares of FFSW Preferred Stock, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, 320,592 shares of FFSW Common Stock were held in treasury by FFSW or otherwise directly or indirectly owned by FFSW. The outstanding shares of FFSW Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of FFSW Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of FFSW's Disclosure Schedule sets forth for each FFSW Option the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of FFSW Common Stock subject to each FFSW Option, the number of shares of FFSW Common Stock subject to FFSW Options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of FFSW Common Stock reserved for issuance, FFSW does not have any Rights issued or outstanding with respect to FFSW Common Stock and FFSW does not have any commitment to authorize, issue or sell any FFSW Common Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of FFSW may vote are outstanding. No Equity Securities have been issued or authorized for issuance by FFSW from June 30, 2006 through the date hereof.

             (c) Subsidiaries.
                 ------------

                        (i) (A) FFSW has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as set forth in Section 5.03(c)(i) of FFSW's Disclosure Schedule, FFSW owns, directly or indirectly, all the issued and outstanding Equity Securities of each of its Subsidiaries, (C) no Equity Securities of any of its Subsidiaries are or may become required to be issued (other than to FFSW) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to FFSW or any of its wholly owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to FFSW's rights to vote or to dispose of such securities and (F) all the Equity Securities of FFSW's Subsidiaries held by FFSW or its Subsidiaries are fully paid and nonassessable and are owned by FFSW or its Subsidiaries free and clear of any Liens. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any of the FFSW Subsidiaries may vote are outstanding.

                        (ii) Except as set forth in Section 5.03(c)(ii) of FFSW's Disclosure Schedule and except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, ownership interests in FFSW's Subsidiaries and stock in the FHLB, FFSW does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

                        (iii) Each of FFSW's Subsidiaries has been duly organized, is validly existing and, with respect to each FFSW Subsidiary other than FFB, is in good standing, in each case under the laws of the jurisdiction of its organization, and is duly licensed or qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on FFSW. Each of FFSW's Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

                        (iv) The deposit accounts of FFB are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and FFB has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

             (d) Corporate Power.  Each  of  FFSW  and its  Subsidiaries has the
                 ---------------
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and FFSW has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation and to consummate the Transaction and to cause FFB to consummate the Bank Merger Agreement, and FFB has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the approval by FFSW's stockholders of this Agreement.

             (e) Corporate Authority. Subject to the approval  of this Agreement
                 -------------------
by the holders of the outstanding FFSW Common Stock, this Agreement, the Agreement and Plan of Merger and Liquidation and the Transaction and the Bank Merger and Bank Merger Agreement have been authorized by all necessary corporate action of FFSW and FFB and the FFSW Board and the FFB Board on or prior to the date hereof and the FFSW Board has recommended that stockholders of FFSW adopt this Agreement and directed that such matter be submitted for consideration by FFSW's stockholders at the FFSW Meeting. FFSW has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Washington Federal and Merger Sub, this Agreement is a valid and legally binding obligation of FFSW, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (f) Regulatory Approvals; No Defaults.
                 ---------------------------------

                        (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by FFSW or any of its Subsidiaries in connection with the execution, delivery or performance by FFSW of this Agreement and the Agreement and Plan of Merger and Liquidation and by FFB of the Bank
Merger Agreement, or to consummate the Transaction, except as Previously Disclosed and except for (A) filings of applications or notices, and articles of combination with, and approvals or waivers by, the OTS, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of FFSW Common Stock, (C) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL with respect to the Merger, (D) the filing of articles of merger with the Secretary of State of the State of Washington pursuant to the WBCA and a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case with respect to the Liquidation and (E) the approval of this Agreement by the holders of a majority of the outstanding shares of FFSW Common Stock.

                        (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the Agreement and Plan of Merger and Liquidation and the Bank Merger Agreement by FFSW and FFB, as applicable, and the consummation of the Transaction do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of FFSW or any of its Subsidiaries or to which FFSW or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the FFSW Articles, the FFSW Bylaws or similar governing documents of FFSW's Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

             (g) Financial Reports; Undisclosed Liabilities; Internal Controls.
                 -------------------------------------------------------------

                        (i) FFSW's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to September 30, 2002 with the SEC (collectively, FFSW's "Securities Documents"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable regulations of the SEC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated statements of financial condition contained in any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of FFSW and its Subsidiaries as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and cash flows of FFSW and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. Each of such financial statements (including any related notes and schedules thereto) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of FFSW and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                        (ii) FFSW has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since September 30, 2002. None of FFSW's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. FFSW has made available to Washington Federal true, correct and complete copies of all written correspondence between the SEC, on the one hand, and FFSW and any of its Subsidiaries, on the other hand, occurring since September 30, 2002. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to FFSW's Securities Documents. To the knowledge of FFSW, none of the FFSW's Securities Documents is the subject of ongoing SEC review or outstanding SEC comment.

                        (iii) Except as set forth on the statement of financial condition of FFSW dated as of June 30, 2006 and included in FFSW's Securities Documents filed prior to the date hereof, neither FFSW nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) other than liabilities incurred after June 30, 2006 in the ordinary course of business consistent with past practice and, to FFSW's knowledge, there is no existing condition, event or circumstance which could result in any such material liability in the future other than the sale of certain assets required by this Agreement.

                        (iv) Since June 30, 2006, (A) FFSW and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, (B) except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Section 4.01 and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to FFSW.

                        (v) No agreement pursuant to which any loans or other assets have been or shall be sold by FFSW or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by FFSW or its Subsidiaries, to cause FFSW or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against FFSW or its Subsidiaries. Section 5.03(g)(v) of FFSW's Disclosure Schedule sets forth all cash, stock or other dividend or any other distribution with respect to the capital stock of FFSW or any of its Subsidiaries that has been declared, set aside or paid for the past two years, as well as all shares of capital stock of FFSW that have been purchased, redeemed or otherwise acquired, directly or indirectly, by FFSW or any of its Subsidiaries for the past two years.

                        (vi) The records, systems, controls, data and information of FFSW and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FFSW or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.03(g)(vi). FFSW (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to FFSW, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of FFSW by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to

FFSW's outside auditors and the audit committee of the FFSW Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FFSW's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in FFSW's internal controls over financial reporting. These disclosures were made in writing by management to FFSW's auditors and audit committee and a copy has previously been made available to Washington Federal. The Chief Executive Officer and the Chief Financial Officer of FFSW have signed, and FFSW has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. ss. 1350; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither FFSW nor any of its officers has received notice from any Governmental Authorities questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                        (vii) Since the enactment of the Sarbanes-Oxley Act, (i) neither FFSW nor any of its Subsidiaries nor, to the knowledge of FFSW, any director, officer, employee, auditor, accountant or representative of FFSW or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FFSW or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FFSW or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing FFSW or any of its Subsidiaries, whether or not employed by FFSW or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FFSW or any of its Subsidiaries or their respective officers, directors, employees or agents to the FFSW Board or any committee thereof or, to the knowledge of FFSW, to any director or officer of FFSW.

             (h) Legal Proceedings.   Except   as   Previously   Disclosed,   no
                 -----------------
litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against FFSW or any of its Subsidiaries and, to FFSW's knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither FFSW nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to FFSW.

             (i) Regulatory Matters.
                 ------------------

                        (i) Neither FFSW nor any of its Subsidiaries nor any of
their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has FFSW or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. FFSW and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

                        (ii) Except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has been advised by, nor does it have any knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

                        (iii) (A) Except as Previously Disclosed, no Governmental Authority has initiated since September 30, 2001 or has pending any proceeding, enforcement action or, to the knowledge of FFSW, investigation or inquiry into the business, operations, policies, practices or disclosures of FFSW or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of FFSW and its Subsidiaries), or, to the knowledge of FFSW, threatened any of the foregoing, and (B) there is no unresolved violation, criticism, comment or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of FFSW or any of its Subsidiaries.

                        (iv) The most recent regulatory rating given to FFB as to compliance with the Community Reinvestment Act is "outstanding." To the knowledge of FFSW, since the last regulatory examination of FFB with respect to Community Reinvestment Act compliance, FFB has not received any complaints as to Community Reinvestment Act compliance.

             (j) Compliance With Laws. Each of FFSW and its Subsidiaries:
                 --------------------

                        (i) except as Previously Disclosed, is and at all times since September 30, 2002 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and OTS regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of FFSW and its Subsidiaries relating to customer data, privacy and security;

                        (ii) has and at all times since September 30, 2002 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to FFSW's knowledge, no suspension or cancellation of any of them is threatened; and

                        (iii) except as Previously Disclosed, has received, since September 30, 2001, no notification or communication from any Governmental Authority (A) asserting that FFSW or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such

Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to FFSW's knowledge, do any grounds for any of the foregoing exist).

             (k) Material Contracts; Defaults.
                 ----------------------------

                        (i) Except for documents  listed as  exhibits to  FFSW's
Securities Documents, neither FFSW nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of FFSW or any of its Subsidiaries to indemnification from FFSW or any of its Subsidiaries,
(C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $20,000 per annum,
(E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case in the ordinary course of business), (G) which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of FFSW or its Subsidiaries, (H) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of $20,000 or more in annual fees (other than any such agreement, license or contract listed in Section 5.03(k)(i)(I) of FFSW's Disclosure Schedule), (J) which provides for the payment by FFSW or its Subsidiaries of payments upon a change of control thereof other than as set forth in Section 5.03(k)(i)(J) of FFSW's Disclosure Schedule, (K) which is a lease for any real or material personal property owned or presently used by FFSW or any of its Subsidiaries, (L) which materially restricts the conduct of any business by FFSW or by any of its Subsidiaries or limits the freedom of FFSW or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict the Surviving Corporation or any of its affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires FFSW or any of its Subsidiaries to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with respect to, or otherwise commits FFSW or any of its Subsidiaries to do, any of the foregoing (collectively, "Material Contracts"). FFSW has Previously Disclosed and made available to Washington Federal true and correct copies of each such Material Contract.

                        (ii) Each Material Contract is valid and binding on FFSW and its Subsidiaries and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of FFSW, is valid and binding on the other parties thereto. Neither FFSW or any of its Subsidiaries nor, to the knowledge of FFSW, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by FFSW or any of its Subsidiaries is currently outstanding.

                        (iii) Section 5.03(k)(iii) of FFSW's Disclosure Schedule sets forth a schedule of all officers and directors of FFSW and its Subsidiaries who have outstanding loans from FFSW or any of its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

             (l) No Brokers. No action has been  taken by  FFSW  or  any of  its
                 ----------
Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transaction, excluding a Previously Disclosed fee to be paid to Baxter Fentriss and Company. Copies of all agreements with Baxter Fentriss and Company have been previously furnished to Washington Federal.

             (m) Employee Benefit Plans.
                 ----------------------

                        (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of FFSW and its Subsidiaries (the "Employees") and current or former directors or independent contractors of FFSW and its Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the "Benefit Plans"), have been Previously Disclosed to Washington Federal. True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service ("IRS") or Department of Labor (the "DOL"), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan that is intended to be "qualified" under
Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to Washington Federal.

                        (ii) Each Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and FFSW is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither FFSW nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to FFSW's knowledge, threatened litigation relating to the Benefit Plans. Neither FFSW nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that could subject FFSW or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan. No Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

                        (iii) No liability under Title IV of ERISA has been or is expected to be incurred by FFSW or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or the single-employer plan of any entity which is considered one employer with FFSW under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither FFSW nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan (as defined in 4001(a)(3) of ERISA) under of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the Transaction. There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

                        (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of FFSW included in FFSW's Securities Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

                        (v) Neither FFSW nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. FFSW or any of its Subsidiaries may amend or terminate any such Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder. No event or condition exists with respect to a Benefit Plan that could subject FFSW to a material tax under Section 4980B of the Code.

                        (vi) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transaction, either along or in connection with a subsequent event, will, except as Previously Disclosed, (A) entitle any Employees or any current or former director or independent contractor of FFSW or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                        (vii) All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

                        (viii) Section 5.03(m)(viii) of the FFSW Disclosure Schedule sets forth the following: (A) the maximum amount of all payments and benefits to which each individual set forth on such schedule is entitled to receive, pursuant to all employment, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement, such amounts to be adjusted to take into account only those changes expressly identified in Section 5.03(m)(viii) of the FFSW Disclosure Schedule (each such total amount in respect of each such individual, the "Change in Control Benefit"), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (each such payment, a "Gross-Up Payment"); (B) the amount of any Gross-Up Payment payable to each such individual; and (C) the maximum aggregate amount of all Change in Control Benefits and Gross-Up Payments.

                        (ix) No Benefit Plan is or has been funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

                        (x) Each Benefit Plan which is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans.

             (n) Labor Matters.  Neither  FFSW  nor any of its Subsidiaries is a
                 -------------
party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FFSW or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FFSW or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to FFSW's knowledge, threatened, nor is FFSW or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Each of FFSW and its Subsidiaries has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any policy, practice, agreement, plan, program, statute or other law.

             (o) Environmental Matters. Except as  Previously  Disclosed,  there
                 ---------------------
are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on FFSW or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws pending or, to the knowledge of FFSW, threatened against FFSW or any of its Subsidiaries, which liability or obligation could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFSW or its Subsidiaries taken as a whole. To the knowledge of FFSW, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFSW or its Subsidiaries taken as a whole. FFSW and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws. To FFSW's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by FFSW or any of its Subsidiaries, or any property in which FFSW or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("FFSW Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to FFSW. Neither FFSW nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any FFSW Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to FFSW. Neither FFSW nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property. Neither FFSW nor any of its Subsidiaries nor, to FFSW's knowledge, any Person whose liability FFSW or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law. Neither FFSW nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. To FFSW's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving FFSW or any of its Subsidiaries, any currently or formerly owned or operated property, any FFSW Loan Property, or, to FFSW's knowledge, any Person whose liability FFSW or any of its Subsidiaries has assumed whether contractually or by operation of law,that could reasonably be expected to result in any material claims, liability or investigations against FFSW or any of its Subsidiaries, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any FFSW Loan Property. FFSW has Previously Disclosed and made available to Washington Federal copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to FFSW, its Subsidiaries and any currently or formerly owned or operated property.

             As used herein, the term "Environmental Laws" means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

             (p) Tax Matters.
                 -----------

                        (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the FFSW Group, including FFSW and its Subsidiaries, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full and all other Taxes that are imposed on any member of the FFSW Group and that have due dates on or before the Effective Date have or will be paid, (D) the Tax Returns referred to in clause (A) are not currently under examination and have not been examined by the IRS or the appropriate Tax authority, the FFSW Group has not extended or waived the statute of limitations for any such Tax Returns and the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the appropriate taxing authority in writing in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the FFSW Group has extended or waived any statutes of limitation with respect to any Taxes of FFSW. There are no material Liens for Taxes upon the assets of FFSW or its Subsidiaries, other than with respect to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. No written claim has ever been made by any Governmental Authority in a jurisdiction where neither FFSW nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

                        (ii) FFSW has made available to Washington Federal true and correct copies of the United States federal income Tax Returns filed by FFSW for each of the three most recent fiscal years for which such returns have been filed.

                        (iii) Neither FFSW nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by FFSW's Securities Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in FFSW's Securities Documents filed on or prior to the date hereof.

                        (iv) Neither FFSW nor any of its Subsidiaries is a party to any Tax allocation, Tax indemnity or Tax sharing agreement, is or has been a member of an affiliated group filing consolidated unitary or combined Tax Returns (other than a group the common parent of which is or was FFSW) or, to the knowledge of FFSW, has any liability for Taxes of any Person (other than a member of the FFSW Group) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or otherwise has any liability for the Taxes of any Person (other than a member of the FFSW Group) as a transferee or successor, by contract, or otherwise.

                        (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to FFSW and its Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

                        (vi) Except as set forth in Section 5.03(p)(vi) of FFSW's Disclosure Schedule, neither FFSW nor any of its Subsidiaries maintains any compensation or benefits plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m), 280G or 424 of the Code and the regulations issued thereunder (or any similar provision of state or local laws).

                        (vii) (A) No Tax is required to be withheld pursuant to
Section 1445 of the Code as a result of the Transaction and (B) all Taxes that FFSW or any of its Subsidiaries is or was required by law to withhold, collect or deposit have been duly withheld, collected or deposited and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

                        (viii) None of FFSW or any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

                        (ix) None of FFSW or any of its Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Effective Date as a result of (i) a change in method of accounting occurring prior to the Effective Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Effective Date, (iii) a prepaid amount received, or paid, prior to the Effective Date or (iv) deferred intercompany gains or losses, intercompany items, or similar items arising prior to the Effective Date.

                        (x) None of FFSW or any of its Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under
Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder.

                        (xi) None of FFSW or any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and none of FFSW or any of its Subsidiaries has engaged in a trade or business within, or derived any income from, any foreign country.

             (q) Risk Management Instruments.
                 ---------------------------

                        (i) Neither FFSW nor any of its Subsidiaries is a party or has agreed to enter into a Derivatives Contract, whether for the account of FFSW or any of its Subsidiaries.

                        (ii) "Derivatives Contract" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivatives Contract" shall not include any FFSW Options.

             (r) Loans; Nonperforming and Classified Assets.
                 ------------------------------------------

                        (i) Each Loan on the books and records of FFSW and its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of FFSW, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                        (ii) FFSW has Previously Disclosed as to FFSW and each FFSW Subsidiary as of the latest practicable date prior to the date of this
Agreement: (A) any written or, to FFSW's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to FFSW's knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as "substandard," "doubtful,"

"loss" or "special mention" (or words of similar import) by FFSW, a FFSW Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the OTS would agree with the loan classifications established by FFSW or any of the FFSW Subsidiaries); (C) a listing of the REO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of FFSW or a FFSW Subsidiary, or to the knowledge of FFSW, any Person controlling, controlled by or under common control with any of the foregoing.

             (s) Properties. Except as set forth in Section  5.03(s)  of  FFSW's
                 ----------
Disclosure Schedule, all real and personal property owned by FFSW or a Subsidiary of FFSW or presently used by any of them in their respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. FFSW has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of FFSW as of June 30, 2006, included in FFSW's Securities Documents or acquired after such date, other than properties sold by FFSW in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (ii) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of FFSW as of June 30, 2006 included in FFSW's Securities Documents filed prior to the date of this Agreement. All real and personal property which is material to FFSW's business on a consolidated basis and leased or licensed by FFSW or a Subsidiary of FFSW is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

             (t) Intellectual Property. FFSW and each Subsidiary of FFSW owns or
                 ---------------------
possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of any material Liens, all of which have been Previously Disclosed by FFSW, and none of FFSW or any of its Subsidiaries has received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the knowledge of FFSW, the operation of the business of FFSW and each of its Subsidiaries does not infringe or violate the intellectual property of any third party. FFSW and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

             (u) Books  and  Records.  Since  September  30, 2001, the books and
                 -------------------
records of FFSW and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FFSW and such Subsidiaries.

             (v) Insurance. FFSW has Previously Disclosed all  of  the  material
                 ---------
insurance  policies,  binders,  or bonds  currently  maintained  by FFSW and its

Subsidiaries ("Insurance Policies"). Except as Previously Disclosed, FFSW and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of FFSW has reasonably determined to be prudent in accordance with industry practices; all the Insurance Policies are in full force and effect; FFSW and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

             (w) Allowance For Loan Losses. FFSW's allowance for loan losses is,
                 -------------------------
and shall be as of the Effective Date, in compliance with FFSW's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

             (x) Required Vote; Antitakeover Provisions.
                 -------------

                        (i) The affirmative vote of the holders of a majority of the issued and outstanding shares of FFSW Common Stock is necessary to approve this Agreement and the Merger on behalf of FFSW. No other vote of the stockholders of FFSW is required by law, the FFSW Articles, the FFSW Bylaws or otherwise to approve this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement and the Merger.

                        (ii) The Board of Directors of FFSW has taken all necessary action so that no "control share acquisition," "business combination moratorium," "fair price" or other forms of antitakeover statute or regulation under the DGCL or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the FFSW Articles and FFSW Bylaws), apply or will apply to this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement or the Transaction.

             (y) Fairness Opinion. The  FFSW Board  has received  the opinion of
                 ----------------
Baxter Fentriss and Company to the effect that as of the date hereof the Merger Consideration is fair to the holders of FFSW Common Stock from a financial point of view.

             (z) Transactions in Securities.
                 --------------------------

                        (i) All offers and sales of FFSW Common Stock by FFSW were at all relevant times exempt from or complied with the registration requirements of the Securities Act.

                        (ii) Neither FFSW, none of FFSW's Subsidiaries nor, to FFSW's knowledge, (a) any director or executive officer of FFSW, (b) any person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of FFSW Common Stock or other securities issued by FFSW (i) during any period when FFSW or such person was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act or the rules and regulations of the SEC thereunder.

             (aa) Registration Obligation.  Neither  FFSW  nor  any  of   FFSW's
                  -----------------------
Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

             (bb) No Agreements on Directorships. Neither FFSW, any Subsidiary
                  ------------------------------
of FFSW nor any affiliate of FFSW has entered into any agreement which obligates FFSW or FFB to elect any individual to serve on the FFSW Board, the FFB Board or the board of directors of any other Subsidiary of FFSW, and as of the date hereof, there are no obligations or commitments on the part of FFSW, FFB or any affiliate of FFSW to elect any individual to serve on the FFSW Board, the FFB Board or the board of directors of any other Subsidiary of FFSW.

             (cc) Disclosure.   The  representations and warranties contained in
                  ----------
this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04  Representations  and  Warranties  of Washington  Federal.  Subject to
           --------------------------------------------------------
Sections 5.01, Washington Federal hereby represents and warrants to FFSW as follows:

             (a) Organization, Standing and  Authority.  Washington  Federal  is
                 -------------------------------------
duly organized and validly existing under the laws of the State of Washington. Washington Federal is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where failure to be so licensed or qualified would not have a Material Adverse Effect on Washington Federal. Washington Federal has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

             (b) Subsidiaries. WFS is duly organized and in good  standing as  a
                 ------------
federal savings and loan association under the Home Owners' Loan Act, as amended, and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

             (c) Corporate Power. Washington Federal has the corporate power and
                 ---------------
authority to carry on its business as it is now being conducted and to own all its properties and assets. Washington Federal has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation and to consummate the Transaction and to cause WFS to consummate the Bank Merger Agreement, and WFS will have the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case subject to the receipt of all necessary approvals of Governmental Authorities.

             (d) Corporate Authority. This Agreement, the Agreement and  Plan of
                 -------------------
Merger and Liquidation and the Merger and the Bank Merger Agreement and the Bank Merger have been authorized by all necessary corporate action of Washington Federal and the Washington Federal Board on or prior to the date hereof. This Agreement has been duly executed and delivered by Washington Federal and, assuming due authorization, execution and delivery by FFSW, this Agreement is a valid and legally binding agreement of Washington Federal enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (e) Regulatory Approvals; No Defaults.
                 ---------------------------------

                        (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be madeor obtained by Washington Federal or any of its Subsidiaries in connection with the execution, delivery or performance by Washington Federal of this Agreement and the Agreement and Plan of Merger and Liquidation, and by WFS of the Bank Merger Agreement, or to consummate the Transaction, except for (A) filings of applications or notices, and articles of combination with, and approvals or waivers by, the OTS, (B) the filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL with respect to the Merger, and (C) the filing of articles of merger with the Secretary of State of the State of Washington pursuant to the WBCA and a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case with respect to the Liquidation.

                        (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement, the Agreement and Plan of Merger and Liquidation and the Bank Merger Agreement by Washington Federal and WFS, as applicable, and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of Washington Federal or of any of its Subsidiaries or to which Washington Federal or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Washington Federal or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

             (f)  Material Adverse Effect. Since June 30,  2006,  no  event  has
                  -----------------------
occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Washington Federal.

             (g) Legal Proceedings.
                 -----------------

                        (i) Neither Washington Federal nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Washington Federal's knowledge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Washington Federal or any of its

Subsidiaries, except for such litigation, claim or other proceeding which in the good faith judgment of Washington Federal will not have a Material Adverse Effect on Washington Federal.

                        (ii) There is no injunction, order, judgment, decree or regulatory restriction of any Governmental Authority specifically imposed upon Washington Federal, any of its Subsidiaries or the assets of Washington Federal or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect on Washington Federal.

             (h) Ownership of FFSW Common Stock. None of Washington  Federal, or
                 ------------------------------
any of its Subsidiaries or, to Washington Federal's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of more than 5% of the outstanding shares of FFSW Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

             (i) Financing. Washington Federal has and will have available to it
                 ---------
at the Effective Time, immediately available funds necessary to consummate the Transaction.

             (j) Disclosure. The representations and warranties contained in
                 ----------
this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

     5.05 Representations and Warranties of Merger Sub. Subject to Section 5.01,
          --------------------------------------------
Merger Sub hereby represents and warrants to Washington Federal as follows:

             (a) Organization,  Standing  and  Authority.  Merger  Sub  is  duly
                 ------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger is a wholly-owned Subsidiary of Washington Federal.

             (b)  Corporate  Power.  Merger  Sub has  the  corporate  power  and
                  ----------------
authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject to receipt of all necessary approvals of Governmental Authorities.

             (c) Corporate Authority.  This Agreement  and the  Merger have been
                 -------------------
authorized by all necessary corporate action of Merger Sub and the Board of Directors of Merger Sub on or prior to the date hereof. Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FFSW, this Agreement is a valid and legally binding obligation of Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (d) No Business  Activities.  Merger  Sub  has  not  conducted  any
                 -----------------------
activities  or  operations  other than in connection  with the  organization  of

Merger Sub, the negotiation and execution of this Agreement and the consummation of the Transaction. Merger Sub has no Subsidiaries.

                                   ARTICLE VI

                                    COVENANTS

     6.01 Reasonable  Best Efforts.  Subject to the terms and conditions of this
          ------------------------
Agreement, each of FFSW and Washington Federal agrees to use its reasonable best efforts in good faith, and to cause its Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end, including, without limitation, using reasonable best efforts to (i) modify or amend any contracts, plans or arrangements to which Washington Federal or FFSW is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Article VII hereof, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transaction, and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the Transaction or seeking material damages; provided, however, that FFSW shall not be permitted without the consent of Washington Federal, and Washington Federal shall not be required, to take any action that is reasonably likely to result in a Burdensome Condition.

     6.02 Shareholder Approval.
          --------------------

             (a) FFSW agrees to take, in accordance with applicable law and the FFSW Articles and the FFSW Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by FFSW's stockholders for consummation of the Transaction (including any adjournment or postponement, the "FFSW Meeting"). Except with the prior written approval of Washington Federal, other than matters that would normally be submitted at an annual meeting of FFSW stockholders, no other matters shall be submitted for the approval of the FFSW stockholders at the FFSW Meeting. The FFSW Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders and, subject to Section 6.02(b), shall not (x) withdraw, modify or qualify in any manner adverse to Washington Federal such recommendation or
(y) take any other action or make any other public statement in connection with the FFSW Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"), except as and to the extent permitted by Section 6.02(b). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the stockholders of FFSW at the FFSW Meeting for the purpose of approving the Agreement and any other matters required to be approved by FFSW's stockholders for consummation of the Transaction. In addition to the foregoing, FFSW shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

             (b) Notwithstanding the foregoing, FFSW and the FFSW Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

                        (i) FFSW shall have complied in all material respects with Section 6.07;

                        (ii) the FFSW Board, based on advice of its outside

counsel, shall have determined in good faith that failure to do so would result in a violation of its fiduciary duties under applicable law; and

                        (iii) if the FFSW Board intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the FFSW Board shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by Washington Federal pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) FFSW shall notify Washington Federal, at least five Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to Washington Federal a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, FFSW shall, and shall cause its financial and legal advisors to, during the period following FFSW's delivery of the notice referred to in clause (B) above, negotiate with Washington Federal in good faith for a period of up to five Business Days (to the extent Washington Federal desires to negotiate) to make such adjustments in the terms and condition of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

     6.03 Proxy Statement.
          ---------------

             (a) FFSW agrees to prepare the proxy statement relating to the FFSW Meeting (together with the proxy solicitation materials of FFSW constituting a part thereof, the "Proxy Statement") to be filed by FFSW with the SEC as soon as reasonably practicable after the date hereof and in any event not later than the 45th day following the date hereof. Washington Federal and FFSW shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the Proxy Statement, and Washington Federal, and its legal, financial and accounting advisors, shall have the right to review in advance and comment upon such Proxy Statement prior to its filing and mailing to stockholders.

             (b) Each of FFSW and Washington Federal agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to FFSW's stockholders and at the time of the FFSW Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of FFSW and Washington Federal further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Proxy

Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

     6.04 Regulatory Filings.
          ------------------

             (a) Subject to the other provisions of this Agreement, each of Washington Federal and FFSW and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by Washington Federal (and FFSW, if applicable) as soon as reasonably practicable after the execution hereof and in no event (except for delays caused by FFSW or its Subsidiaries) later than the 45th day following the date hereof. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Washington Federal to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Authorities or third parties that would reasonably be expected to result in a Burdensome Condition. Each of Washington Federal and FFSW shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all of the information relating to such party and any of its Subsidiaries that appears in any filing made by the other party with, or written information submitted to, any third party or any Governmental Authority in connection with the Transaction.

             (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries (if applicable), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

     6.05 Press  Releases.  FFSW and Washington  Federal shall consult with each
          ---------------
other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the securities exchange on which it trades. FFSW and Washington Federal shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

     6.06 Access; Information.
          -------------------

             (a) FFSW agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall, and shall cause its Subsidiaries to, afford Washington Federal and Washington Federal's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the

Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and advisors of FFSW and to such other information relating to FFSW as Washington Federal may reasonably request and, during such period, it shall furnish promptly to Washington Federal (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of FFSW as Washington Federal may reasonably request. Notwithstanding the foregoing, except as set forth in Section 6.07 hereof, FFSW shall not be required to furnish any information regarding FFSW Board deliberations concerning the transactions contemplated by this Agreement or with respect to an Acquisition Proposal.

             (b) As soon as reasonably practicable and as soon as they are available, but in no event more than 15 days, after the end of each calendar month ending after the date of this Agreement, FFSW shall furnish to Washington Federal (i) a consolidated statement of income of FFSW and its Subsidiaries for the month then ended, (ii) a balance sheet for FFSW for the month then ended,
(iii) a balance sheet for FFB for the month then ended and (iv) any key internal management reports relating to the foregoing.

             (c) From the date of this Agreement until the Effective Time, the Washington Federal senior manager responsible for the integration of FFSW with Washington Federal, and the FFSW senior manager responsible for the integration of FFSW with Washington Federal, shall confer on a regular basis regarding the business and operations of Washington Federal and FFSW.

             (d) All information furnished pursuant to this Section 6.06 shall be subject to the provisions of the Confidentiality Agreement, dated as of March 1, 2006 between Washington Federal and Baxter Fentriss and Company, on behalf of FFSW (the "Confidentiality Agreement").

             (e) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

              (f) FFSW shall allow a representative of Washington Federal to attend as an observer all FFSW Board and committee meetings as well as all Board of Directors and committee meetings for each Subsidiary of FFSW, except that no Washington Federal representative will be entitled to attend any meeting in which the FFSW Board considers the Merger or an Acquisition Proposal. FFSW shall give reasonable notice to Washington Federal of any such meeting and, if known, the agenda for or business to be discussed at such meeting. FFSW shall also provide to Washington Federal all written agendas and meeting or written consent materials provided to the directors of FFSW and each FFSW Subsidiary in connection with Board and committee meetings. All information obtained by Washington Federal at these meetings shall be treated in confidence as provided in this Section 6.06.

     6.07 Acquisition Proposals.
          ---------------------

             (a) FFSW agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, "Representatives") to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of FFSW thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. From the date of this Agreement through the Effective Time, FFSW shall not, and shall cause its directors, officers or employees (and those of any FFSW Subsidiary) or any Representative retained by it (or any Subsidiary) not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any Person other than Washington Federal or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the FFSW Meeting, if the FFSW Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the FFSW Board's fiduciary duties under applicable law, FFSW may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the FFSW Board determines in good faith constitutes a Superior Proposal (as defined below), subject to providing 48 hour prior written notice of its decision to take such action to Washington Federal and identifying the person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (1) furnish information with respect to itself and its Subsidiaries to any person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by FFSW after consultation with its outside counsel) on terms no more favorable to such person than the terms contained in the Confidentiality Agreement are to Washington Federal, and (2) participate in discussions or negotiations regarding such a Superior Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of FFSW and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of FFSW or any of its Significant Subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of FFSW or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FFSW or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of FFSW Common Stock then outstanding or all or substantially all of FFSW's consolidated assets, which the FFSW Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of FFSW's financial advisor (which shall be a nationally recognized investment banking firm and it being agreed that Baxter Fentriss and Company meets this requirement) and outside counsel, (i) is more favorable from a financial point of view to its stockholders than the Merger, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the FFSW Board, is reasonably likely to be obtained by such third party.

             (b) In addition to the obligations of FFSW set forth in Section 6.07(a), FFSW shall promptly (within 24 hours) advise Washington Federal orally and in writing of its receipt of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep Washington Federal informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to Washington Federal all materials provided to or made available to any third party pursuant to this Section 6.07 which were not previously provided to Washington Federal.

             (c) Notwithstanding anything herein to the contrary, FFSW and the FFSW Board shall be permitted to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, however, that compliance with such rules will in no way limit or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

             (d) FFSW agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of FFSW or its Subsidiaries shall be deemed a breach of this Section 6.07 by FFSW.

     6.08 Certain Policies.  Prior to the Effective Date and after FFSW has been
          ----------------
advised in writing that all of Washington Federal's conditions to Closing have been satisfied or waived, each of FFSW and its Subsidiaries, as may be requested by Washington Federal, shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, REO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Washington Federal; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by FFSW or any of its Subsidiaries pursuant to this Section 6.08 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of FFSW or its management with any such adjustments.

     6.09 Indemnification.
          ---------------

            (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Washington Federal (the "Indemnifying Party") shall indemnify and hold harmless each present and former director and officer of FFSW or a FFSW Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FFSW or any FFSW Subsidiary or is or was serving at the request of FFSW or any of the FFSW Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled under the FFSW Articles and the FFSW
Bylaws or equivalent documents of any FFSW Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by FFSW pursuant to this Section 6.09, in each case as in effect on the date hereof.

             (b) Any Indemnified Party wishing to claim indemnification under this Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

             (c) Washington Federal shall maintain FFSW's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by FFSW's existing policy, including Washington Federal's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; provided, however, that in no event shall Washington Federal be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.09(c), an amount in excess of 150% of the annual premiums paid by FFSW as of the date hereof for such insurance ("Maximum Insurance Amount"); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance
Amount, Washington Federal shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

     6.10 Benefit Plans.
          -------------

             (a) As soon as administratively practicable after the Effective Time, Washington Federal shall take all reasonable action so that employees of FFSW and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Washington Federal of general applicability (the "Washington Federal Benefit Plans") to the same extent as similarly-situated employees of Washington Federal and its Subsidiaries (it being understood that inclusion of the employees of FFSW and its Subsidiaries in the Washington Federal Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under corresponding Benefit Plans of FFSW and its Subsidiaries until such employees are permitted to participate in the Washington Federal Benefit Plans and provided further, however, that nothing contained herein shall require Washington Federal or any of its Subsidiaries to make any grants to any former employee of FFSW under any discretionary equity compensation plan of Washington Federal. Washington Federal shall cause each Washington Federal Benefit Plan in which employees of FFSW and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for purposes of eligibility to participate in, vesting of benefits under or accrual of benefits under, any defined benefit pension plan) under the Washington Federal Benefit Plans, the service of such employees with FFSW and its Subsidiaries to the same extent as such service was credited for such purpose by FFSW, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Except for the commitment to continue those Benefit Plans of FFSW and its Subsidiaries that correspond to Washington Federal Benefit Plans until employees of FFSW and its Subsidiaries are included in such Washington Federal Benefit Plans, nothing herein shall limit the ability of Washington Federal to amend or terminate any of FFSW's Benefit Plans in accordance with and to the extent permitted by their terms at any time permitted by such terms.

             (b) At and following the Effective Time, Washington Federal shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of FFSW and its Subsidiaries and current and former directors of FFSW and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of FFSW to the extent that each of the foregoing are Previously Disclosed. The severance or termination payments which are payable pursuant to such agreements, plans or policies of FFSW (which have been quantified in reasonable detail) have been Previously Disclosed.

             (c) At such time as employees and current and former directors of FFSW and its Subsidiaries become eligible to participate in a medical, dental or health plan of Washington Federal or its Subsidiaries, Washington Federal shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Washington Federal, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and directors and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee or director on or after the Effective Time to the extent such employee or director had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Effective Time.

             (d) Each of FFSW, its Subsidiaries, and Washington Federal acknowledges and agrees that all provisions contained within this Section 6.10 with respect to Employees and directors are included for the sole benefit of FFSW and Washington Federal and shall not create any right (i) in any other Person, including, Benefit Plans or any beneficiary thereof or (ii) to continued employment with FFSW, its Subsidiaries, Washington Federal or any of their respective affiliates.

     6.11 Notification of Certain Matters.  Each of FFSW and Washington  Federal
          -------------------------------
shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.12 Estoppel Letters.  FFSW shall use its commercially  reasonable efforts
          ----------------
to obtain and deliver to Washington Federal at the Closing with respect to all real estate (i) owned by FFSW or its Subsidiaries, an estoppel letter dated as of the Closing in the form of Annex D from all tenants and (ii) leased by FFSW or its Subsidiaries, an estoppel letter dated as of the Closing in the form of Annex E from all lessors.

     6.13 Assumption of Indenture Obligations.  Following the Merger, Washington
          -----------------------------------
Federal shall execute such supplemental indentures and provide such documents, including without limitation legal opinions, as are reasonably required upon a merger or consolidation of FFSW under the indentures, trust agreements, guarantee agreements and other agreements Previously Disclosed by FFSW or any of its Subsidiaries.

     6.14 Antitakeover  Statutes.  Each of Washington Federal and FFSW and their
          ----------------------
respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transaction.

     6.15 Disposition of Certain Assets.
          -----------------------------

             (a) FFSW will cause FFB to dispose of the loans which are set forth in Section 6.15(a) of FFSW's Disclosure Schedule at a price as set forth in
Section 6.15(a) of FFSW's Disclosure Schedule. FFSW will use its best efforts to minimize any loss associated with the disposition of such loans.

             (b) Prior to the Closing, FFSW shall sell the property which is set forth in Section 6.15(b) of FFSW's Disclosure Schedule for an amount of net proceeds which is set forth in Section 6.15(b) of FFSW's Disclosure Schedule.

     6.16 Regulatory Remediation.
          ----------------------

     Sections 5.03(i)(ii) and (iii) and 5.03(j)(i) and (iii) of FFSW's Disclosure Schedule set forth certain possible regulatory issues concerning FFB. Washington Federal agrees to the extent the Merger is consummated, it will pay all costs associated or incurred in connection with the remediation of such regulatory issues by FFB as required by FFB's primary federal regulator; provided, however, that Washington Federal shall not be liable or responsible for any monetary penalties, if any, that may be imposed on FFB relating to such regulatory issues. In the event that any such monetary penalties are imposed on FFB, FFSW can elect, in its discretion, to (i) reduce the aggregate Merger Consideration to be paid by Washington Federal pursuant to Section 3.01(c) hereof dollar for dollar by the amount of such penalties or (ii) to terminate this Agreement pursuant to Section 8.01(h), provided that to the extent FFSW elects to terminate the Merger Agreement, it shall notify Washington Federal in writing promptly and Washington Federal may elect in its discretion to notify FFSW in writing within five Business Days of receiving FFSW's election to pay such monetary penalties without adjusting the Merger Consideration, in which case the Agreement shall not be terminated. To the extent, Washington Federal does not make such election and the Agreement is terminated, FFSW shall reimburse Washington Federal for its accountable expenses incurred in connection with the transactions contemplated hereby, which shall be paid by wire transfer by FFSW to Washington Federal on the business day immediately following FFSW's election to terminate this Agreement.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01   Conditions  to  Each  Party's   Obligation  to  Effect  the  Merger.
            -------------------------------------------------------------------
The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Date of each of the following conditions:

             (a) Shareholder Approval. This Agreement and the Merger shall  have
                 --------------------
been duly approved by the requisite vote of the holders of outstanding shares of FFSW Common Stock.

             (b) Regulatory Approvals.  All  regulatory  approvals  required  to
                 --------------------
consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Washington Federal Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transaction to such a degree that Washington Federal would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof (any such condition, restriction or requirement, a "Burdensome Condition").

             (c) No  Injunction.   No  Governmental    Authority   of  competent
                 --------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the Transaction.

             (d) Non-Compete,  Non-Solicitation Agreements.  Washington Federal,
                 -----------------------------------------
FFSW and Aubrey L. Dunn, Jr. shall have entered into a Non-Compete, Non-Solicitation Agreement, the form of which is attached hereto as Annex F. Washington Federal, FFSW and each director of FFSW shall have entered into a Non-Solicitation Agreement, the form of which is attached hereto as Annex G.

     7.02 Conditions to Obligation of FFSW. The obligation of FFSW to consummate
          --------------------------------
the Merger is also subject to the fulfillment or written waiver by FFSW prior to the Effective Date of each of the following conditions:

             (a)   Representations  and  Warranties.  The  representations   and
                   --------------------------------
warranties of Washington Federal set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and FFSW shall have received a certificate, dated the Effective Date, signed on behalf of Washington Federal by the Chief Executive Officer and the Chief Financial Officer of Washington Federal to such effect.

             (b) Performance  of  Obligations  of Washington Federal. Washington
                 ---------------------------------------------------
Federal shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and FFSW shall have received a certificate, dated the Effective Date, signed on behalf of Washington Federal by the Chief Executive Officer and the Chief Financial Officer of Washington Federal to such effect.

             (c)  Other  Actions.  Washington  Federal shall have furnished FFSW
                  --------------
with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as FFSW may reasonably request.

     7.03  Conditions to Obligation of  Washington  Federal.  The  obligation of
           ------------------------------------------------
Washington Federal to consummate the Merger is also subject to the fulfillment or written waiver by Washington Federal prior to the Effective Date of each of the following conditions:

             (a) Representations  and   Warranties.  The    representations  and
                 ---------------------------------
warranties of FFSW set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Washington Federal shall have received a certificate, dated the Effective Date, signed on behalf of FFSW by the Chief Executive Officer and the Chief Financial Officer of FFSW to such effect.

             (b) Performance of Obligations of FFSW. FFSW shall  have  performed
                 ----------------------------------
in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and Washington Federal shall have received a certificate, dated the Effective Date, signed on behalf of FFSW by the Chief Executive Officer and the Chief Financial Officer of FFSW to such effect.

             (c) Bank  Merger.  All  regulatory approvals required to consummate
                 ------------
the Bank Merger, including without limitation the approval of the OTS, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Bank Merger.

             (d) Asset Dispositions. The asset dispositions set forth in Section
                 ------------------
6.15 hereof shall have been consummated in accordance with the terms of Section 6.15.

             (e) Expenses. The expenses  incurred by  FFSW and its  Subsidiaries
                 --------
pursuant to Section 9.05 hereof shall not exceed $1,500,000.

             (f) Minimum Stockholders' Equity. (i) At  least five  (5)  Business
                 ----------------------------
Days prior to the Effective Date, FFSW shall provide Washington Federal with FFSW's consolidated financial statements presenting the financial condition of FFSW as of the close of business as of the end of the month immediately preceding the Effective Date (the "Measuring Date"). Such consolidated financial statements shall have been prepared in all material respects in accordance with GAAP consistently applied and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Washington Federal shall also receive a certificate of FFSW's Chief Financial Officer, dated as of the Effective Date, to the effect that such consolidated financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of FFSW in all material respects.

                                (ii)  As  of  the Measuring  Date,  FFSW's total
consolidated stockholders' equity shall not be less than $50,000,000.

             (g) Other  Actions. FFSW shall  have furnished  Washington  Federal
                 --------------
with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Washington Federal may reasonably request.

                                  ARTICLE VIII

                                   TERMINATION

     8.01  Termination.  This Agreement may be terminated,  and the
           -----------
Transaction may be abandoned, at any time prior to the Effective Time:

             (a) Mutual Consent. By the mutual consent in  writing of Washington
                 --------------
Federal and FFSW.

             (b) Breach.  Provided  that  the  terminating  party is not then in
                 ------
material breach of any representation, warranty, covenant or agreement contained herein, by Washington Federal or FFSW, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.

             (c) Delay.  By  Washington  Federal  or FFSW, in the event that the
                 -----
Merger is not consummated by March 31, 2007, except to the extent that the failure of the Merger then to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any of the Shareholders (if FFSW is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant Shareholder Agreement.

             (d) No  Regulatory  Approval.  By Washington Federal or FFSW in the
                 ------------------------
event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

             (e) No FFSW Stockholder Approval.  By  either Washington Federal or
                 ----------------------------
FFSW, if any approval of the stockholders of FFSW contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the FFSW Meeting or at any adjournment or postponement thereof.

             (f) FFSW  Failure  to Recommend;  Etc. By Washington Federal if (i)
                 ---------------------------------
FFSW shall have materially breached the provisions of Section 6.08 in any respect adverse to Washington Federal, (ii) the FFSW Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Washington Federal, or (iii) FFSW shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the FFSW Meeting in accordance with Section 6.02.

             (g) Certain Tender or Exchange Offers.  By Washington Federal  if a
                 ---------------------------------
tender offer or exchange offer for 15% or more of the outstanding shares of FFSW Common Stock is commenced (other than by Washington Federal or a Subsidiary thereof), and the FFSW Board recommends that the stockholders of FFSW tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

             (h) Bank Secrecy Act.  By  FFSW to  the extent  monetary  penalties
                 ----------------
have been imposed on FFB relating to regulatory matters set forth in Sections 5.03(i)(ii) and (iii) and 5.03(j)(i) and (iii) of FFSW's Disclosure Schedule and FFSW does not elect to reduce the Merger Consideration in an amount equal to such monetary penalties; provided that (i) FFSW notifies Washington Federal in writing promptly that monetary penalties have been imposed and that FFSW intends to terminate the Agreement, (ii) within five Business Days of receipt of such written notice, Washington Federal does not notify FFSW in writing that Washington Federal will agree to pay such monetary penalties without adjusting the Merger Consideration (in which case, the Agreement shall not be terminated) and (iii) FFSW reimburses Washington Federal for its accountable expenses incurred in connection with the transactions contemplated by this Agreement, which shall be paid by wire transfer by FFSW to Washington Federal on the business day immediately following FFSW's election to terminate this Agreement.

     8.02 Effect of Termination and Abandonment.
          -------------------------------------

             (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(d) and Article IX (except for Section 9.12) shall survive any termination of this Agreement and
(ii) notwithstanding anything to the contrary, neither Washington Federal or FFSW shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

             (b) The parties hereto agree that FFSW shall pay Washington Federal the sum of $5.0 million (the "Termination Fee") if this Agreement is terminated as follows:

                        (i) if this Agreement is terminated by Washington Federal pursuant to Section 8.01(f) or (g), FFSW shall pay the entire FFSW Termination Fee to Washington Federal on the second Business Day following the termination of this Agreement; or

                        (ii) if this Agreement is terminated by (A) Washington Federal pursuant to Section 8.01(b), (B) by either Washington Federal or FFSW pursuant to Section 8.01(c) and at the time of such termination no vote of the FFSW stockholders contemplated by this Agreement at the FFSW Meeting shall have occurred, or (C) by either Washington Federal or FFSW pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of FFSW or the FFSW Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition
Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of FFSW contemplated by this Agreement at the FFSW Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), then (1) if within 15 months after such termination FFSW enters into an agreement with respect to a Control Transaction, then FFSW shall pay to Washington Federal an amount equal to $2.5 million on the date of execution of such agreement and upon consummation of any such Control Transaction at any time thereafter, FFSW shall pay to Washington Federal the remainder of the Termination Fee on the date of such consummation and (2) if a Control Transaction is consummated otherwise than pursuant to an agreement with FFSW within 18 months after such termination, then FFSW shall pay to Washington Federal the Termination Fee (less any amount previously paid by FFSW pursuant to clause (1) above) on the date of such consummation of such Control Transaction. As used in this Section 8.02(b), a "Control Transaction" means (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of FFSW or FFB or a majority of the assets or FFSW or FFB, (ii) any issuance of securities resulting in the ownership by any Person of more than 50% of the voting power of FFSW or by any Person other than FFSW or its Subsidiaries of more than 50% of the voting power of FFB or (iii) any merger, consolidation or other business combination transaction involving FFSW or any of its Subsidiaries as a result of which the stockholders of FFSW cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Washington Federal.

             (c) FFSW and Washington Federal agree that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement Washington Federal would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by FFSW. If FFSW fails to pay Washington Federal the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), FFSW shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Washington Federal in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided Washington Federal prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Survival.  No  representations,  warranties,  agreements and covenants
          --------
contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(d), 8.02 and, excepting Section 9.12 hereof, this
Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

     9.02 Waiver; Amendment.  Prior to the Effective Time, any provision of this
          -----------------
Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the FFSW Meeting no amendment shall be made which by law requires further approval by the stockholders of FFSW without obtaining such approval.

     9.03 Counterparts.   This  Agreement  may   be  executed  in  one  or  more
           ------------
counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in
          -------------
accordance with, the laws of the State of Washington (without giving effect to choice of law principles thereof).

     9.05 Expenses.  Subject to Section 6.16 hereof, each party hereto will bear
          --------
all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's fraud or willful breach of any provision of this Agreement, and provided further that the expenses incurred by FFSW and its Subsidiaries shall in no event exceed $1,500,000.

     9.06 Notices. All notices, requests and other communications hereunder to a
          -------
party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Washington Federal or Merger Sub to:

                  Washington Federal, Inc.
                  425 Pike Street
                  Seattle, WA  98101
                  Attention:   Roy Whitehead, Chairman, President
                                  and Chief Executive Officer
                  Fax:  (206) 624-2334

         With a copy to:

                  Patton Boggs LLP
                  2550 M Street, N.W.
                  Washington, D.C.  20037
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (202) 457-6315

         If to FFSW to:

                  First Federal Banc of the Southwest, Inc.
                  300 North Pennsylvania Avenue
                  Roswell, New Mexico 88201
                  Attention:  Aubrey L. Dunn, Jr., President
                                 and Chief Executive Officer
                  Fax:  (505) 627-2412


         With a copy to:

                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, D.C.  20015
                  Attention:  Alan Schick, Esq.
                              Gary A. Lax, Esq.
                  Fax:  (202) 362-2902

     9.07 Entire  Understanding;  No Third Party Beneficiaries.  This Agreement,
          ----------------------------------------------------
the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement, the Shareholder Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the
Transaction, and this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement, the Shareholder Agreements and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Washington Federal's obligation under Section 6.09, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and the rights of any employees of FFSW under Section 6.10, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Severability.  Except to the extent  that  application of this Section
          ------------
9.08 would have a Material Adverse Effect on FFSW or Washington Federal, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     9.09 Enforcement  of  the  Agreement.   The  parties  hereto   agree   that
          -------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     9.10 Interpretation.  When a  reference  is  made  in   this  Agreement  to
          --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written.

     9.11 Assignment.  No party may assign either this  Agreement or any  of its
          ----------
rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.12 Alternative Structure. Notwithstanding any provision of this Agreement
          ---------------------
to the contrary, Washington Federal may at any time modify the structure of the acquisition of FFSW set forth herein, including to provide for a merger of FFSW with and into Washington Federal or another wholly owned Subsidiary of Washington Federal, provided that (i) the Merger Consideration to be paid to the holders of FFSW Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) the modification does not change the intended federal income tax consequences of the transactions contemplated by this Agreement and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities. In the event Washington Federal elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                               WASHINGTON FEDERAL, INC.



                               By:      /s/ Roy Whitehead
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   Chairman, President and Chief Executive
                                         Officer



                               WASHINGTON FEDERAL ACQUISITION, INC.



                               By:      /s/ Roy Whitehead
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   President and Chief Executive Officer



                               FIRST FEDERAL BANC OF THE  SOUTHWEST, INC.



                               By:      /s/ Aubrey L. Dunn, Jr.
                                        ----------------------------------------
                               Name:    Aubrey L. Dunn, Jr.
                               Title:   President and Chief Executive Officer

               APPENDIX B--OPINION OF BAXTER FENTRISS AND COMPANY

                       [BAXTER FENTRISS AND COMPANY LOGO]
            9100 ARBORETUM PARKWAY SUITE 280 RICHMOND, VIRGINIA 23236
                       (804) 323-7540   FAX (804) 323-7457

October 10, 2006

The Board of Directors
First Federal Banc of the Southwest, Inc.
300 N. Pennsylvania Avenue
Roswell, New Mexico 88201

Dear Members of the Board:

First Federal Banc of the Southwest, Inc. Roswell, New Mexico, ("First Federal") and Washington Federal, Inc., Seattle, Washington ("Washington Federal") have entered into an agreement providing for the acquisition of First Federal by Washington Federal ("Acquisition"). The terms of the Acquisition are set forth in the Agreement and Plan of Reorganization ("Agreement") dated as of October 10, 2006.

The terms of the Acquisition provide that Washington Federal shall pay the shareholders of First Federal cash in the amount of $24.14 per share for all of the issued and outstanding shares of First Federal (the "Consideration").

You have asked our opinion as to whether the Consideration is fair to the respective shareholders of First Federal from a financial point of view.

In rendering our opinion, we have evaluated the consolidated financial statements of First Federal and Washington Federal available to us from public and non-public sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared First Federal and Washington Federal from a financial point of view to the other financial institutions; (b) compared the terms of the Acquisition with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available;
(c) reviewed drafts of the Agreement and related documents; and (d) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of First Federal and Washington Federal to discuss the foregoing as well as other matters that may be relevant.

                           BAXTER FENTRISS AND COMPANY
                               RICHMOND, VIRGINIA

We have not independently verified the financial and other information concerning First Federal or Washington Federal or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of First Federal and Washington Federal as they exist and are known to us as of June 30, 2006.

We have acted as financial advisor to First Federal and in connection with the Acquisition will receive from First Federal a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition.

It is understood that this opinion may be included in its entirety in any communication by First Federal or the Board of Directors to the shareholders of First Federal. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Consideration is fair to the shareholders of First Federal from a financial point of view.

Sincerely,


/s/ Baxter Fentriss and Company
-------------------------------------
Baxter Fentriss and Company

        APPENDIX C--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of




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holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such




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stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.